As filed with the Securities and Exchange Commission on February 13, 2006

                        Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        FORM SB-2 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                  Nevada                      Sensor System Solutions, Inc.                     98-0226032
                  ------                      -----------------------------                     ----------
      (State or Other Jurisdiction of      (Name of Registrant in Our Charter)     (I.R.S. Employer Identification No.)
               Incorporation
             or Organization)
                                                                                              Michael Young
         45 Parker Avenue, Suite A                                                      45 Parker Avenue, Suite A
         Irvine, California 92618                                                        Irvine, California 92618
            (949) 855-6688 7389                          7389                                (949) 855-6688
(Address and telephone number of Principal    (Primary Standard Industrial         (Name, address and telephone number
 Executive Offices and Principal Place of      Classification Code Number)                of agent for service)
                 Business)

                                                      Copies to:
                   Clayton E. Parker, Esq.                                       Ronald S. Haligman, Esq.
         Kirkpatrick & Lockhart Nicholson Graham LLP                    Kirkpatrick & Lockhart Nicholson Graham LLP
            201 S. Biscayne Boulevard, Suite 2000                          201 S. Biscayne Boulevard, Suite 2000
                     Miami, Florida 33131                                          Miami, Florida 33131
                   Telephone: (305)539-3300                                      Telephone: (305)539-3300
                  Telecopier: (305)358-7095                                      Telecopier: (305)358-7095

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                                                           Proposed Maximum
                                                                          Proposed Maximum    Aggregate        Amount Of
            Title Of Each Class Of                    Amount To Be         Offering Price      Offering      Registration
         Securities To Be Registered                   Registered          Per Share (1)      Price (1)           Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share            20,636,866 shares (2)       $0.32                            $607.24
TOTAL                                               20,636,866 shares (2)       $0.32      $5,159,216.50         $607.24

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.

(2) Of these shares, 17,850,000 shares are being registered under secured convertible debentures, 1,471,429 shares were received as a one-time commitment fee under a now-terminated Standby Equity Distribution Agreement, 28,571 shares are being registered as a placement agent fee issued in connection with a now-terminated Standby Equity Distribution Agreement, and 1,286,866 shares are being registered upon the exercise of warrants.

                                   ----------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the United States Securities and Exchange Commission (the "Commission"), acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                                          Subject to completion,
                                                         dated February 13, 2006

                          SENSOR SYSTEM SOLUTIONS, INC.
                        20,636,866 shares of Common Stock

      This Prospectus relates to the sale of up to 20,636,866 shares of common stock of Sensor System Solutions, Inc. ("Sensor System" or the "Company") by certain persons who are, or will become, stockholders of the Company including Cornell Capital Partners, LP ("Cornell Capital Partners"). The selling stockholders consist of:

o Cornell Capital Partners, LP, which may sell up to (i) 17,850,000 shares of common stock underlying secured convertible debentures, (ii) 1,471,429 shares of common stock received from the Company on October 6, 2005 as a one-time commitment fee under that certain Standby Equity Distribution Agreement, dated October 6, 2005, and subsequently terminated on December 23, 2005 and (iii) 1,200,000 shares of common stock to be issued upon the exercise of warrants;

o Monitor Capital, Inc., which may sell up to 28,571 shares of common stock received from the Company on October 6, 2005 as a placement agent fee under a now-terminated Standby Equity Distribution Agreement; and

o Trenwith Securities, Inc., which may sell up to 86,866 shares of common stock under a warrant issued by the Company to Trenwith Securities, Inc. on December 27, 2005.

      Please refer to "Selling Stockholders" beginning on page 13. Sensor System is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Sensor System received gross proceeds in the total principal amount of $1,000,000, which have been used to repay outstanding debt and for general working capital. All costs associated with this registration will be borne by the Company.

      The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On February 3, 2006, the last reported sale price of our common stock was $0.25 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "SSYO.OB." The price per share of our common stock will fluctuate based on the demand for the shares of common stock.

      On December 23, 2005, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, pursuant to which the Company issued to Cornell Capital Partners secured convertible debentures in the principal amount of $1,000,000. The convertible debentures are secured by substantially all of the Company's assets, have a one year term and accrue interest at 10% per annum. Cornell Capital Partners is entitled, at its option, to convert and sell all or any part of the principal amount of the convertible debentures, plus any and all accrued interest, into shares of the Company's common stock at a price equal to the lesser of (i) $0.35 and (ii) ninety percent (90%) of the lowest volume weighted average price of the common stock during the fifteen (15) trading days immediately preceding the date of conversion as quoted by Bloomberg, LP. In this registration statement, we are registering 17,850,000 shares of common stock under the secured convertible debentures.

      Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

      These securities are speculative and involve a high degree of risk.

      Please refer to "Risk Factors" beginning on page 5.

      No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the companying registration statement is declared effective by the Commission.

      The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Commission is effective. This prospectus is not an offer to buy these securities in any state where the offer or sale is not permitted.

      The Commission and state securities regulators have not approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is __________, 2006

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
THE OFFERING...................................................................3
SUMMARY FINANCIAL DATA.........................................................5
RISK FACTORS...................................................................9
FORWARD-LOOKING STATEMENTS....................................................17
SELLING STOCKHOLDERS..........................................................18
PLAN OF DISTRIBUTION..........................................................23
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS...............................................................25
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
  DISCLOSURE..................................................................34
DESCRIPTION OF BUSINESS.......................................................35
MANAGEMENT....................................................................41
PRINCIPAL STOCKHOLDERS........................................................46
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER
  STOCKHOLDER MATTERS.........................................................47
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................50
DESCRIPTION OF CAPITAL STOCK..................................................51
EXPERTS.......................................................................55
VALIDITY OF SECURITIES........................................................55
INTERESTS OF NAMED EXPERT AND COUNSEL LEGAL MATTERS...........................55
HOW TO GET MORE INFORMATION...................................................55
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES.....................F-i
PART II.....................................................................II-1
SIGNATURES..................................................................II-9

                               PROSPECTUS SUMMARY

      The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

Our Company

      Sensor System Solutions, Inc. ("Sensor System") was founded by an engineering management team with over 50 years of Micro-electro-mechanical-systems or "MEMS" transducer experience. Its objective is to provide high quality sensors and transducers at an economical price by employing innovative designs and creative manufacturing methods. Sensor System offers a variety of Digital Pressure Gauges, Pressure Transducers, Pressure Sensors, Force Beams, Load Cells, Strain Gauges and Sensor Kits. Sensor System produces or supplies a family of nearly thirty (30) distinctive products. Sensor System set up a volume production line with an ISO 9000 partner in Taiwan in 2002 to penetrate high-volume consumer markets that are price sensitive. On April 12, 2005, we entered into a Joint Venture Agreement with China Automotive Systems, Inc. ("CAAS"), pursuant to which the parties agreed to develop, produce and sale sensor and related electronic products throughout China. To that end, in 2005, the parties established Universal Sensors, Inc. ("USI") in the Wuhan East lake development zone, in Hubei, China. Pursuant to the Joint Venture Agreement, the parties agreed to invest $10,000,000, out of which we will invest $3,000,000 in technology and assets. USI has been in operations since 2005, and we have been in the process of transferring technology to them for the production and development of sensor products.

      Sensor System is a supplier of thin-film and micro-machined force and pressure sensors to the medical, chemical, oil, and gas industries. Sensor System believes that its technology will enable it to become a global supplier of advanced MEMS/Microelectronic products in myriad developing markets. Sensor System's strategic plan is to focus on developing custom MEMS pressure sensor devices and forming strategic partnerships where its strategic partners dominate the sales channels in industries accepting MEMS sensor applications.

Going Concern

      In their report in connection with our 2004 financial statements, our auditors included an explanatory paragraph stating that, because we have incurred a net loss of $3,662,390 and a negative cash flow from operations of $594,293 for the year ended December 31, 2004, and had a working capital deficiency of $1,353,308 and a stockholders' deficiency of $1,023,191 at December 31, 2004, there is substantial doubt about our ability to continue as a going concern.

      The Company incurred a net loss of $1,158,375 (unaudited) and a negative cash flow from operations of $291,608 (unaudited) for the nine months ended
September 30, 2005, and had a working capital deficiency of $1,682,673 (unaudited) and a stockholders' deficiency of $1,407,752 (unaudited) at
September 30, 2005. At September 30, 2005, cash was $11,981 (unaudited) as compared to $17,115 at December 31, 2004. This decrease of 30% is due to the increase in operating expense.

      The Company had a substantial working capital deficit. On October 6, 2005, the Company secured a total of $15,600,000 in financing with Cornell Capital Partners to support the continued development and growth of the Company. Cornell Capital Partners had committed to provide up to $15 million of funding in the form of a Standby Equity Distribution Agreement to be drawn down over a 24-month period at Sensor System' discretion. In addition, Sensor System sold an aggregate of $600,000 of fixed price secured convertible debentures to Cornell Capital Partners. The Standby Equity Distribution Agreement was subsequently terminated on December 23, 2005. The Company did not register any shares in connection with the Standby Equity Distribution Agreement, and did not draw down any advances thereunder. On December 23, 2005, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners pursuant to which it sold an aggregate of $1,000,000 of secured convertible debentures to Cornell Capital Partners. Out of the total principal amount of $1,000,000, $610,000 of the initial $800,000 proceeds was used to repay the principal and accrued interest on the secured convertible debentures issued to Cornell Capital Partners in October 2005. The remaining $200,000, representing the second tranche of the gross proceeds, is to be funded in February, 2006.

      The Company is also seeking an additional $1,000,000 in bridge financing to further develop into a fully-equipped public company. However, no assurance can be given that such funds will be available or the term thereof.

      The Company's ability to implement its strategic plan related to acquisitions and production of new products as well as to continue operations will require additional capital. Therefore, the Company is actively seeking additional funds in the form of debt or equity or combination thereof. However, no assurance can be given that such funds will be available or the term thereof. To the extent we are unable to raise sufficient funds, our business plan will be required to be substantially modified, its operations curtailed or protection under bankruptcy/reorganization laws sought.

About Us

      Our principal executive offices are located at 45 Parker Avenue, Suite A, Irvine, California 92618. Our telephone number is (949) 855-6688.

                                  THE OFFERING

      The selling stockholders consist of:

      o Cornell Capital Partners, LP, which may sell up to (i) 17,850,000 shares of common stock underlying secured convertible debentures,
            (ii) 1,471,429 shares of common stock received from the Company on October 6, 2005 as a one-time commitment fee under that certain Standby Equity Distribution Agreement, dated October 6, 2005, and subsequently terminated on December 23, 2005 and (iii) 1,200,000 shares of common stock to be issued upon the exercise of warrants;

      o Monitor Capital, Inc., which may sell up to 28,571 shares of common stock received from the Company on October 6, 2005 as a placement agent fee under a now-terminated Standby Equity Distribution Agreement; and

      o Trenwith Securities, Inc., which may sell up to 86,866 shares of common stock to be issued upon exercise of a warrant issued by the Company to Trenwith Securities, Inc. on December 27, 2005.

      We engaged Monitor Capital, Inc., an unaffiliated registered broker-dealer, to advise us in connection with the now-terminated Standby Equity Distribution Agreement, dated October 6, 2005. Hsiao-Wen Kao, Monitor Capital, Inc.'s President, makes the investment decisions on behalf of and controls Monitor Capital, Inc. For its services in connection with a now-terminated Standby Equity Distribution Agreement, between Sensor System and Cornell Capital Partners, Monitor Capital, Inc. received a fee of 28,571 shares of unregistered common stock, on October 6, 2005. Monitor Capital, Inc. is not participating as an underwriter in this offering.


Common Stock Offered                                         20,636,866 shares by selling stockholders

Offering Price                                               Market price

Common Stock Outstanding Before the Offering(1)              61,705,019 shares as of February 3, 2006

Use of Proceeds                                              Sensor  System will not receive any  proceeds  from the shares offered by the selling stockholders.

Risk Factors                                                 The  securities  offered  hereby involve a high degree of risk and immediate  substantial  dilution.  See "Risk  Factors" and
                                                             "Dilution."

Over-the-Counter Bulletin Board Symbol                       SSYO.OB

---------------
1 Excludes up to 17,850,000 shares of common stock issuable upon the conversion of convertible debentures, and up to 1,286,866 shares issuable upon the exercise of warrants.

                             SUMMARY FINANCIAL DATA

      The following selected financial data have been derived from the Company's consolidated financial statements which have been audited by Weinberg & Company, P.A., an independent registered public accounting firm, as of and for the year ended December 31, 2004 and which audit report is on file with the Company's 2004 10-KSB filing with the Securities and Exchange Commission. The financial data as of and for the three months and nine months ended September 30, 2005 is derived from our unaudited consolidated financials included elsewhere in this prospectus. The summary condensed consolidated financial data as of and for the nine months ended September 30, 2004 and 2005, are derived from our unaudited consolidated financial statements, which are included elsewhere in this prospectus. The unaudited condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and include all adjustments, consisting of normal and recurring adjustments, that we consider necessary for a fair presentation of our financial position and operating results for the unaudited periods. The summary historical financial and operating data as of and for the nine months ended September 30, 2005, are not necessarily indicative of the results that may be obtained for a fully year. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this Prospectus and the Consolidated Financial Statements and notes thereto included in this Prospectus.

                                          For three months ended         For nine months ended           For the Years Ended
                                               September 30                  September 30,                  December 31,
                                          ----------------------         ---------------------           -------------------
                                          2005             2004          2005             2004           2004           2003
                                          ----             ----          ----             ----           ----           ----
                                               (Unaudited)                    (Unaudited)                     (Unaudited)
Sales, net                           $    347,061    $    161,726    $    855,332    $    465,202    $    661,340    $    436,071
Cost of goods sold                        191,545         211,701         565,389         423,484         579,790         401,697
                                     ------------    ------------    ------------    ------------    ------------    ------------
Gross profit (loss)                       155,516         (49,975)        289,943          41,718          81,550          34,374
                                     ------------    ------------    ------------    ------------    ------------    ------------
Operating expenses                        405,733         355,494       1,169,982         760,810       1,292,072         874,506
Amortization of discount on notes
payable and finance costs                  86,876         197,267         278,336         415,713         651,868         121,223
Stock-based compensation costs                 --              --              --              --       1,800,000              --
                                     ------------    ------------    ------------    ------------    ------------    ------------
Total operating expenses                  492,609         552,761       1,448,318       1,176,523       3,743,940         995,729
                                     ------------    ------------    ------------    ------------    ------------    ------------
Net loss                             $   (337,093)   $   (602,736)   $ (1,158,375)   $ (1,134,805)   $ (3,662,390)   $   (961,355)
                                     ============    ============    ============    ============    ============    ============

Loss per common share, basic and
fully diluted                        $       (.01)   $       (.05)   $       (.02)   $       (.17)   $      (0.46)   $       (.39)
                                     ============    ============    ============    ============    ============    ============

Weighted average shares
outstanding, basic and diluted
including effects of in-kind stock
splits                                 59,279,241      11,476,868      59,279,241       6,734,483       7,920,079       2,486,539
                                     ============    ============    ============    ============    ============    ============

                  SENSOR SYSTEM SOLUTIONS, INC. AND SUBSIDIARY
                SUMMARY OF CONDENSED CONSOLIDATED BALANCE SHEETS
                      As of September 30, 2005 (Unaudited)
                              and December 31, 2004

                                      ASSETS

                                                                                   September 30,
                                                                                        2005       December 31,
                                                                                    (Unaudited)        2004
                                                                                   ------------    ------------
CURRENT ASSETS
  Cash                                                                             $     11,981    $     17,115
  Accounts receivable                                                                   139,230         100,530
  Inventory                                                                             278,788         220,445
  Prepaids and other current assets                                                      14,148          24,552
                                                                                   ------------    ------------
    Total current assets                                                                444,147         362,642
                                                                                   ------------    ------------
Property and equipment, net                                                             255,753         320,717
Other assets                                                                             54,112          54,112
                                                                                   ------------    ------------
    Total assets                                                                   $    754,012    $    737,471
                                                                                   ============    ============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                            $  1,250,822    $    720,817
  Notes payable                                                                         505,347         263,923
  Notes payable, related parties                                                        358,076         718,133
  Current portion of capital lease obligations                                            7,819           7,819
  Current portion of deferred rent concession                                             4,757           5,258
                                                                                   ------------    ------------
    Total current liabilities                                                         2,126,821       1,715,950
                                                                                   ------------    ------------
LONG-TERM LIABILITIES
Capital lease obligations, net of current portion                                        28,429          34,199
Deferred rent concession, net of current portion                                          6,514          10,513
                                                                                   ------------    ------------
                                                                                         34,943          44,712
                                                                                   ------------    ------------
Commitments and contingencies

STOCKHOLDERS' DEFICIENCY
Preferred stock, $.001 par value, 20,000,000 shares authorized, none outstanding             --              --
Common stock, $.001 par value, 180,000,000 shares authorized, 59,279,241 and
3,976,868 shares issued and outstanding                                                  59,279           3,977
Common stock to be issued (15,404,871 and 7,700,000 shares)                             878,512       9,300,000
Additional paid-in capital                                                           13,861,002       4,867,790
Deferred compensation                                                                   (39,612)       (186,400)
Accumulated deficit                                                                 (16,166,933)    (15,008,558)
                                                                                   ------------    ------------
    Total stockholders' deficiency                                                   (1,407,752)     (1,023,191)
                                                                                   ------------    ------------
                                                                                   ------------    ------------
    Total liabilities and stockholders' deficiency                                 $    754,012    $    737,471
                                                                                   ============    ============

                                  RISK FACTORS

      We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

                          RISKS RELATED TO OUR BUSINESS

Our Obligations Under The Secured Convertible Debentures Are Secured By All of Our Assets Which Cause Our Operations To Cease If We Default

      Our obligations under the secured convertible debentures issued to Cornell Capital Partners are secured by all of our assets. As a result, if we default under the terms of the secured convertible debentures, Cornell Capital Partners could foreclose its security interest and liquidate all of our assets. This would cause us to cease operations.

The Company Has Been The Subject Of A Going Concern Opinion From Its Independent Auditors

      In their report in connection with our 2004 financial statements, our auditors included an explanatory paragraph stating that, because we have incurred a net loss of $3,662,390 and a negative cash flow from operations of $594,293 for the year ended December 31, 2004, and had a working capital deficiency of $1,353,308 and a stockholders' deficiency of $1,023,191 at December 31, 2004, there is substantial doubt about our ability to continue as a going concern. The Company has incurred significant losses since inception, has minimal revenues and has a working capital deficit of $1,682,673 at September 30, 2005. These factors, along with others, may indicate that we will be unable to continue as a going concern for a period of twelve months or less. We will have to raise additional funds to meet its current obligations and to cover operating expenses through the year ending December 31, 2005. If we are not successful in raising additional capital we may not be able to continue as a going concern for a period of twelve months or less. On October 6, 2005, the Company secured a total of $15,600,000 in financing with Cornell Capital Partners to support the continued development and growth of the Company. Cornell Capital Partners had committed to provide up to $15 million of funding in the form of a Standby Equity Distribution Agreement to be drawn down over a 24-month period at Sensor System' discretion. In addition, Sensor System sold an aggregate of $600,000 of fixed price secured convertible debentures to Cornell Capital Partners. The Standby Equity Distribution Agreement was subsequently terminated on December 23, 2005. The Company did not register any shares in connection with the Standby Equity Distribution Agreement, and did not draw down any advances thereunder. On December 23, 2005, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners pursuant to which it sold an aggregate of $1,000,000 of secured convertible debentures to Cornell Capital Partners. Out of the total principal amount of $1,000,000, $610,000 of the initial $800,000 proceeds was used to repay the principal and accrued interest on the secured convertible debentures issued to Cornell Capital Partners in October 2005. The remaining $200,000, representing the second tranche of the gross proceeds, is to be funded in February, 2006. Additional financing may not be available to it, or, if available, the terms may not be satisfactory.

We have had negative cash flows from operations. Our business operations may fail if our actual cash requirements exceed our estimates, and we are not able to obtain further financing.

      We have had negative cash flows from operations. To date, we have incurred significant expenses in product development and administration in order to ready our products for market. Our business plan calls for additional significant expenses necessary to bring our products to market. We believe we do not have sufficient funds to satisfy our short-term cash requirements. There is no assurance that actual cash requirements will not exceed our estimates, in which case we will require additional financing to bring our products into commercial operation, finance working capital and pay for operating expenses and capital requirements until we achieve a positive cash flow. In particular, additional capital may be required in the event that:

      o     we incur  unexpected  costs in  completing  the  development  of our
            technology   or  encounter   any   unexpected   technical  or  other
            difficulties;

      o we incur delays and additional expenses as a result of technology failure;

      o we are unable to create a substantial market for our product and services; or

      o     we incur any significant unanticipated expenses.

      We may not be able to obtain additional equity or debt financing on acceptable terms if and when we need it. Additional funding may not be available to us, and, even if it is available, such financing may be (i) extremely costly,
(ii) dilutive to existing stockholders and/or (iii) restrictive to our ongoing operations. If we are unable to obtain such additional capital, we may be required to reduce the scope of its anticipated expansion, which could adversely affect our business, financial condition and results of operations or cease operations. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results, and compete effectively. More importantly, if we are unable to raise further financing when required, our continued operations may have to be scaled down or even ceased and our ability to generate revenues would be negatively affected.

We Have A Working Capital Deficit, Which Means That Our Current Assets On September 30, 2005 Were Not Sufficient To Satisfy Our Current Liabilities On That Date

      We had a working capital deficit of $1,682,673 at September 30, 2005, which means that our current liabilities exceeded our current assets on September 30, 2005 by that amount. Current assets are assets that are expected to be converted into cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on September 30, 2005 were not sufficient to satisfy all of our current liabilities on that date.

We Have A Limited Operating History Upon Which You Can Evaluate Our Business

      We are subject to the inherent challenges and risks of establishing a new business enterprise. We may not be successful in addressing such risks. Our limited operating history makes the prediction of future results of operations difficult or impossible. We introduced our first sensor product in 1997 and have continued to add sensor components to our product portfolio since then. We now have more than thirty sensor products in production. However, 2005 is the first year that we introduced sensor solution modules containing sensing elements, signal conditioning circuitry, software for calibration and interface, and capability of wireless and/or networking. We do not have any feedback on how the market will accept them.

Fluctuations Or Decreases In The Trading Price Of Our Common Stock May Adversely Affect The Liquidity Of The Stock's Trading Market And Our Ability To Raise Capital Through Future Offerings Of Capital Stock

      The stock market from time to time experiences extreme price and volume fluctuations which are often unrelated to the operating performance of particular companies. The market price of our common stock has been volatile, and it may continue to be volatile in the future. Fluctuations or decreases in the trading price of our common stock may adversely affect the liquidity of the stock's trading market and our ability to raise capital through future offerings of capital stock. Recently, when the market price of a stock has been volatile, holders of that stock have often instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought such a class action lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management.

Unless we can establish significant sales of our current products, our potential revenues may be significantly reduced.

      We expect that a substantial portion, if not all, of our future revenue will be derived from the sale of our sensor products. We expect that these product offerings and their extensions and derivatives will account for a majority, if not all, of our revenue for the foreseeable future. The successful introduction and broad market acceptance of our sensor products - as well as the development, introduction and market acceptance of any future enhancements - are, therefore, critical to our future success and our ability to generate revenues. Unfortunately, there can be no assurance that we will be successful in marketing our current product offerings, or any new product offerings, applications or enhancements. Failure to achieve broad market acceptance of our sensor products, as a result of competition, technological change, or otherwise, would significantly harm our business.

Our  Projected   International   Revenues  Are  Subject  To  Risks  Inherent  In
International Business Activities

      Currently, we have about 10% of our revenue stream from foreign accounts. However, we expect in the future sales of our products and services in foreign countries to account for a greater portion of our revenues. These sales are subject to risks inherent in international business activities, including:

      o any adverse change in the political or economic environments in these countries;

      o     economic instability;

      o     any adverse change in tax, tariff and trade or other regulations;

      o the absence or significant lack of legal protection for intellectual property rights;

      o exposure to exchange rate risk for revenues which are denominated in currencies other than U.S. dollars; and

      o difficulties in managing joint venture businesses spread over various jurisdictions.

      Our revenues could be substantially less than we expect if these risks affect our ability to successfully sell our products in the international market.

Our Products May Be Perceived Poorly By Consumers, Which Could Have An Adverse Affect On Our Business

      Our success depends substantially on our ability to design and develop sensor modules with wireless capability. Although we believe that our products offer advantages over existing sensor products, our products may also possess characteristics that consumers could perceive as too difficult to incorporate. If we do not attract and maintain our customers, we could be forced to curtail or cease our business operations.

Third Parties May Infringe Our Patents, New Products That We Develop May Not Be Covered By Our Existing Patents And We Could Suffer An Adverse Determination In A Patent Infringement Proceeding, Which Could Allow Our Competitors To Duplicate Our Products Without Having Had To Incur The Research And Development Costs We Have Incurred And Therefore Allow Them To Produce And Market Those Products More Profitably Than Sensor System

      Our ability to compete effectively will depend, in part, on our ability to protect our proprietary technology incorporated in our products. We have taken limited action to protect our proprietary technology and proprietary computer software. If any of our competitors copies or otherwise gains access to our proprietary technology or software or develops similar technologies independently, we would not be able to compete as effectively. Even if we obtain patents on our proprietary technology, the duration of patents is limited, may not be validly held and others may try to circumvent or infringe those patents. We also rely on trade secrets and proprietary know-how that we try to protect in part by confidentiality agreements with our manufacturers, joint venture partners, employees and consultants. These agreements have limited terms and these agreements may be breached, we may not have adequate remedies for any breach and our competitors may learn our trade secrets or independently develop them. It is necessary for us to litigate from time to time to enforce patents issued or licensed to us, to protect our trade secrets or know-how and to determine the enforceability, scope and validity of the proprietary rights of others.

      We believe that we own or have the rights to use all of the technology that we expect to incorporate into our products, but an adverse determination in litigation or infringement proceedings to which we are or may become a party could subject us to significant liabilities and costs to third parties or require us to seek licenses from third parties. Although patent and intellectual property disputes are often settled through licensing or similar arrangements, costs associated with those arrangements could be substantial and could include ongoing royalties. Furthermore, we may not obtain the necessary licenses on satisfactory terms or at all. We could incur substantial costs attempting to enforce our licensed patents against third party infringement, or the unauthorized use of our trade secrets and proprietary know-how or in defending ourselves against claims of infringement by others. Accordingly, if we suffered an adverse determination in a judicial or administrative proceeding or failed to obtain necessary licenses, it would prevent us from manufacturing or licensing others to manufacture some of our products.

      Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

      Our industry is characterized by rapid changes in technology and customer demands. As a result, our products may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced products to emerging industry standards, and our new products may not be favorably received.

                         RISKS RELATED TO THIS OFFERING

Future Sales By Our Stockholders May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 61,705,019 shares of common stock outstanding as of February 3, 2006, 6,976,868 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 54,728,151 shares of common stock, which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

Existing Shareholders Will Experience Significant Dilution From The Conversion Of The Secured Convertible Debentures

      Cornell Capital Partners may convert the Secured convertible debentures described herein into shares of Sensor System's common stock, at a conversion price which is at a 10% discount to the market price. The subsequent sale of such shares by Cornell Capital Partners could cause significant downward pressure on the price of Sensor System's common stock. This is especially the case if the shares being placed into the market exceed the market's demand for the shares of Sensor System's common stock. As the stock price of Sensor System's common stock declines, Cornell Capital Partners will be entitled to receive an increasing number of shares under the convertible debentures. The sale of such increasing number of shares by Cornell Capital Partners could cause further downward pressure on the stock price to the detriment and dilution of existing investors, as well as investors in this offering.

      Further, there is no maximum number of shares Sensor System might be required to issue under securities with market-price based conversion or exercise prices, such as securities issued in connection with the secured convertible debentures, except for the 4.99% limitation on Cornell Capital Partner's ownership interest in Sensor System at any one time. However, Cornell Capital Partners may acquire and sell a number of shares that far exceeds this limit, through the continual purchase and sale of shares.

      As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue upon conversion of the secured convertible debentures. If our stock price is lower, then our existing stockholders would experience greater dilution.

The Selling Stockholders May Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

      The selling stockholders may sell in the public market up to 20,636,866 shares of common stock being registered in this offering. That means that up to 20,636,866 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of the Company and those shareholders who are significant shareholders as defined by the Securities and Exchange Commission will continue to be subject to the provisions of various insider trading and rule 144 regulations.

The Sale Of Material Amounts Of Common Stock Under The Accompanying Registration Statement Could Encourage Short Sales By Third Parties

      In many circumstances the issuance of convertible securities for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if Sensor System has not performed in such a manner to show that the debt raised will be used to grow Sensor System. Such an event could place further downward pressure on the price of common stock.

      The outstanding the secured convertible debentures are convertible at a 10% discount to the market price of our common stock. As a result, the opportunity exists for short sellers and others to contribute to the future decline of the Company's stock price. Persons engaging in short sales first sell shares that they do not own, and thereafter, purchase shares to cover their previous sales. To the extent the stock price declines between the time the person sells the shares and subsequently purchases the shares, the person engaging in short sales will profit from the transaction, and the greater the decline in the stock, the greater the profit to the person engaging in such short-sales. Because the secured convertible secured are convertible at a discount to market, it is possible that the debentures could be converted if the market price of our common stock declines, thus, supplying any short sellers with the opportunity to cover their short positions. By contrast, a person owning a long position in a stock, such as an investor purchasing shares in this offering, first purchases the shares at the then market price, if the stock price declines while the person owns the shares, then upon the sale of such shares the person maintaining the long position will incur a loss, and the greater the decline in the stock price, the greater the loss which is incurred by the person owning a long position in the stock.

      If there are significant short sales of our stock, the price decline that would result from this activity will cause our share price to decline more so which in turn may cause long holders of our stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for our stock the price will decline. It is not possible to predict if the circumstances where by a short sales could materialize or to what our share price could drop. In some companies that have been subjected to short sales their stock price has dropped to near zero. We cannot provide any assurances that this situation will not happen to us.

The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

      The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the Nasdaq automated quotation system;

      o (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

                           FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. A description of each selling shareholder's relationship to Sensor System and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                   Shares            Percentage of
                                Beneficially       Outstanding Shares                                Percentage of Shares
                                Owned Before       Beneficially Owned      Shares to be Sold in       Beneficially Owned
     Selling Stockholder          Offering        Before Offering (1)          the Offering           After Offering (1)
     -------------------        ------------      -------------------      --------------------       ------------------
Cornell Capital Partners, LP      3,079,080(2)                   4.99%             20,521,429(3)                      0%
Trenwith Securities, Inc.            86,866(4)                     --*                   86,866                       0%
Monitor Capital, Inc.                  28,571                      0%*                   28,571                       0%*
                                -------------     -------------------      --------------------       ------------------
Total                               3,107,651                    4.99%               20,636,866                       0%
                                =============     ===================      ====================       ==================

-----------------------------------------

*     Less than 1%.

(1) Applicable percentage of ownership is based on 61,705,019 shares of common stock outstanding as of February 3, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of February 3, 2006, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of February 3, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2)   Includes  1,471,429  shares of common  stock  received by Cornell  Capital
      Partners as a one-time commitment fee under a now-terminated Standby Equity Distribution Agreement and 1,607,651 shares of common stock to be issuable upon the conversion of the secured convertible debentures held by Cornell Capital Partners that are convertible into shares of common stock within 60 days of February 3, 2006, such that the number of shares beneficially owned by Cornell Capital Partners, upon giving effect to the conversion under the Secured Convertible Debentures, would not cause the aggregate number of shares beneficially owned by Cornell Capital Partners and its affiliates to exceed 4.99% of the total outstanding shares of Sensor System.

(3) Includes 1,471,429 shares of common stock received as a one-time commitment fee under a now-terminated Standby Equity Distribution Agreement, dated October 6, 2005; 17,850,000 shares of common stock underlying secured convertible debentures; and 1,200,000 shares to be issued upon the exercise of warrants issued to Cornell Capital Partners.

(4) Includes 86,866 shares of common stock to be issuable upon the exercise of a warrant issued to Trenwith Securities, Inc., which may be redeemed into shares of common stock within 60 days of February 3, 2006.

      The following information contains a description of each selling shareholder's relationship to Sensor System and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with the Company, except as follows:

Shares Acquired In Financing Transactions With Sensor System

      Cornell Capital Partners, LP. Cornell Capital Partners is the holder of secured convertible debentures and a warrant. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with Sensor System. Those transactions are explained below:

o Standby Equity Distribution Agreement. On October 6, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we could have, at our discretion, periodically sold to Cornell Capital Partners shares of common stock for a total purchase price of up to $15 million. Pursuant to the Standby Equity Distribution Agreement, Cornell Capital Partners was entitled to purchase shares of Sensor System's common stock at a total discount equal to 10%. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners would have paid us 95% of or a 5% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, Cornell Capital Partners would have retained 5% of each advance under the Standby Equity Distribution Agreement. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 1,471,429 shares of common stock. On December 23, 2005, the Company entered into a Termination Agreement with Cornell Capital Partners, pursuant to which the Standby Equity Distribution Agreement, as well as the related Registration Rights Agreement and the Placement Agent Agreement, each dated as of October 6, 2005, were terminated. The 1,471,429 shares of common stock issued as a one-time commitment in connection with the Standby Equity Distribution Agreement have not been cancelled and have piggy-back registration rights. These shares are being registered in this registration statement.

o Secured Convertible Debentures. On October 6, 2005, we entered into a Securities Purchase Agreement pursuant to which we sold to Cornell Capital Partners convertible debentures in the aggregate principal amount of $600,000, plus accrued interest, which was convertible, at Cornell Capital Partner's discretion, into our common stock. The convertible debentures were convertible, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.245 per share, subject to certain limitations as provided therein. The convertible debentures had a term of a one-year, possessed registration rights, accrued interest at a rate equal to 10% per year, and were secured by Sensor System's assets. On December 23, 2005, the Company repaid a total amount of $610,000, representing principal and accrued interest on the secured convertible debenture issued to Cornell Capital Partners on October 6, 2005.

o Warrant. On October 6, 2005, in connection with the issuance of the secured convertible debentures, we issued a warrant to Cornell Capital Partners to purchase 600,000 shares of our common stock, at a fixed exercise price of $0.35 per share, or as subsequently adjusted pursuant to the terms of the warrant. The warrant expires four years from the date of issuance. We are registering 600,000 shares in this registration statement under the warrant issued to Cornell Capital Partners on October 6, 2005.

o Secured Convertible Debentures. On December 23, 2005, we entered into a Securities Purchase Agreement pursuant to which we sold to Cornell Capital Partners convertible debentures in the aggregate principal amount of $1,000,000, plus accrued interest, which is convertible, at Cornell Capital Partner's discretion, into shares of our common stock. Out of the total principal amount of $1,000,000, in December 2005, we received gross proceeds of $800,000, and the remaining $200,000, representing the second tranche of the gross proceeds, is to be funded in February, 2006. In December 2005, we received $143,000 representing the net proceeds from the issuance of secured convertible debentures to Cornell Capital Partners under the Securities Purchase Agreement, dated December 23, 2005. The total net  proceeds  are net of  expenses in the amount of $47,000 and the payment of $610,000 to Cornell Capital Partners for the repayment of principal and accrued interest on the secured convertible debentures issued to Cornell Capital Partners on October 6, 2005. In February 2006, we are to receive the second tranche of the proceeds in the net amount of approximately $164,000. The secured convertible debentures are secured by substantially all of our assets, have a one year term and accrue interest at 10% per annum. Cornell Capital Partners is entitled, at its option, to convert and sell all or any part of the principal amount of the convertible debentures, plus any and all accrued interest, into shares of common stock at a price equal to the lesser of (i) $0.35 and (ii) ninety percent (90%) of the lowest volume weighted average price of the common stock during the fifteen (15) trading days immediately preceding the date of conversion as quoted by Bloomberg, LP. We are registering 17,850,000 shares of common stock in this registration statement under the secured convertible debentures.

o Warrant. On December 23, 2005, we issued a warrant to Cornell Capital Partners to purchase 600,000 shares of our common stock, at a fixed exercise price of $0.2878 per share, or as subsequently adjusted pursuant to the terms of the warrant. The warrant expires five years from the date of issuance. We are registering 600,000 shares in this registration statement under the warrant issued to Cornell Capital Partners on December 23, 2005.

      There are certain risks related to sales by Cornell Capital Partners, including:

o The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater chance that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

o To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

o The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by third parties. This could place further downward pressure on the price of the common stock.

Other Selling Shareholders

      Trenwith Securities, Inc. Trenwith Securities, Inc. ("Trenwith") is an unaffiliated registered broker-dealer that has been retained by us. Doug Ivan makes the investment decisions on behalf of and controls Trenwith. The Company and Trenwith entered into an engagement agreement, dated August 10, 2005, (the "Engagement Agreement") pursuant to which we engaged Trenwith as a Placement Agent in connection with a private placement offering of up to $20,000,000 shares of the Company's common stock. In consideration of Trenwith's performances as managing placement agent, and upon the closing of the private placement transaction, the Company agreed to issue to Trenwith warrants for the purchase of the Company's Common Stock subject to the terms and conditions of the Engagement Agreement.

      On November 16, 2005, in connection with the Engagement Agreement, and the entry into the Standby Equity Distribution Agreement and related agreements dated October 6, 2005, with Cornell Capital Partners, the Company issued to Trenwith a warrant (the "November Warrant") to purchase up to 511,607 of the Company's common stock. The November Warrant was cancelled on December 27, 2005.

      On December 27, 2005, in connection with the Securities Purchase Agreement, dated December 23, 2005, the Company issued to Trenwith a new warrant (the "New Warrant") to purchase up 86,866 shares of the Company's Common Stock at an exercise price of $0.2878 per share. The New Warrant expires on December 23, 2009. In this registration statement, the Company is registering 86,866 shares under the New Warrant.

      Monitor Capital, Inc. Monitor Capital, Inc. is an unaffiliated registered broker-dealer that has been retained by us. Hsiao-Wen Kao, Monitor Capital, Inc.'s President, makes the investment decisions on behalf of and controls Monitor Capital, Inc. For its services in connection with a now-terminated Standby Equity Distribution Agreement, dated October 6, 2005, between Sensor System and Cornell Capital Partners, Monitor Capital, Inc. received a fee of 28,571 shares of unregistered common stock, on October 6, 2005. These shares are being registered in this offering.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

                                 USE OF PROCEEDS

      This Prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering.

      Out of the total principal amount of $1,000,000, in December 2005, we received gross proceeds of $800,000, and the remaining $200,000, representing the second tranche of the gross proceeds, is to be funded in February. In December 2005, we received $143,000 representing net proceeds from the issuance of $800,000 of the secured convertible debentures to Cornell Capital Partners under the Securities Purchase Agreement, dated December 23, 2005. The total net proceeds are net of expenses of $47,000 and the payment of $610,000 to Cornell Capital Partners for the repayment of principal and accrued interest on the secured convertible debentures issued to Cornell Capital Partners on October 6, 2005.

      We have represented to Cornell that the net proceeds under the secured convertible debentures will be used for general corporate and working capital purposes only.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the on the Over-the-Counter Bulletin Board or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the Over-the-Counter Bulletin Board or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

      Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, Sensor System expects the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the 1933 Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The estimated offering expenses consist of: (i) a SEC registration fee of $600.00, (ii) printing expenses of $2,500; (iii) accounting fees of $20,000, (iv) legal fees of $50,000; and (v) miscellaneous expenses of $11,900.00. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders.

      The selling stockholders are subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including, Regulation M. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Pursuant to the requirements of Item 512 of Regulation S-B and as stated in Part II of this Registration Statement, the Company must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      Management's discussion and analysis of results of operations and financial condition are based on our financial statements. These statements have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require management to make certain estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The following discussion should be read in conjunction with the Company's Financial Statements and Notes thereto, included elsewhere within this registration statement.

Overview

      On May 24, 2004, we acquired all of the issued and outstanding equity interests of Advanced Custom Sensors, Inc. ("ACSI"). Until we acquired ACSI, we had only nominal assets and liabilities and limited business operations. Although ACSI became our wholly-owned subsidiary following the acquisition, because the acquisition resulted in a change of control, the acquisition was recorded as a "reverse merger" whereby ACSI is considered to be the accounting acquirer. We changed our company name to Sensor System Solutions, Inc. in December 2004 to better represent our new focus. As such, the following results of operations are those of ACSI.

      Sensor System was founded by an engineering management team with over 50 years of Micro-electro-mechanical-systems or "MEMS" transducer experience. Its objective is to provide high quality sensors and transducers at an economical price by employing innovative designs and creative manufacturing methods. Sensor System offers a variety of Digital Pressure Gauges, Pressure Transducers, Pressure Sensors, Force Beams, Load Cells, Strain Gauges and Sensor Kits.

      Sensor System commenced operations as a private company in September of 1996. Sensor System is headquartered in Irvine, California where Sensor System occupies a 25,000 square foot facility fully equipped with fabrication capability.

      Sensor System has 17 full-time employees in the United States, and utilizes a network of independent contractors and consultants throughout the United States and Asia. Sensor System produces or supplies a family of nearly 30 distinctive products. Sensor System set up a volume production line with an ISO 9000 partner in Taiwan in 2002 to penetrate high-volume consumer markets that are price sensitive. On April 12, 2005, we entered into a Joint Venture Agreement with CAAS pursuant to which the parties agreed to develop, produce and sale sensor and related electronic products throughout China. To that end, in 2005, the parties established Universal Sensors, Inc., or USI, in the Wuhan East lake development zone, in Hubei, China. Pursuant to the Joint Venture Agreement, the parties agreed to invest $10,000,000, out of which we will invest $3,000,000 in technology and assets. USI has been in operations since 2005, and we have been in the process of transferring technology to them for the production and development of sensor products.

      Sensor System is a supplier of thin-film and micro-machined force and pressure sensors to the medical, chemical, oil, and gas industries. Sensor System believes that its technology will enable it to become a global supplier of advanced MEMS/Microelectronic products in myriad developing markets. Sensor System's strategic plan is to focus on developing custom MEMS pressure sensor devices and forming strategic partnerships where its strategic partners dominate the sales channels in industries accepting MEMS sensor applications.

Critical Accounting Assumptions

      Revenue Recognition

      Generally the Company recognizes revenue when risk of loss and title to the product is transferred to the customer, which occurs at shipment.

      Stock-Based Compensation

      The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosures" as well as those outlined in SFAS No. 123, "Accounting for Stock-Based Compensation". As permitted by SFAS 148 and SFAS 123, the Company continues to apply the provisions of Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock issued to Employees" and related interpretations in accounting for the Company's stock option plan. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair value of the Company's stock at the date of the grant, over the amount an employee must pay to acquire the stock. Stock based awards for non-employees are accounted for at fair value equal to the excess of the estimated fair value of the Company's stock over the option price using an estimated interest rate to calculate the fair value of the option

      Inventories

      Inventories are stated at the lower of cost (first-in, first-out method) or market.

Recent Accounting Pronouncements

      In November 2004, the FASB issued Statement of Financial Accounting Standards No. 151, "Inventory Costs". This Statement amends the guidance in ARB No. 43 Chapter 4 Inventory Pricing, to require items such as idle facility costs, excessive spoilage, double freight and rehandling costs to be expensed in the current period, regardless if they are abnormal amounts or not. This
Statement will become effective for us in the first quarter of 2006. The adoption of SFAS No. 151 is not expected to have a material impact on the company's consolidated financial statements.

      In December 2004, Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 123(R), "Share-Based Payment" ("SFAS 123 (R)"). SFAS 123 (R) revises SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123 (R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123 (R) requires companies to recognize in the statement of operations the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). SFAS 123 (R) is effective as of the first interim or annual reporting period of the first fiscal year that begins after June 15, 2005 for non-small business issuers, and after the first fiscal year that begins after December 15, 2005 for small business issuers. Accordingly, the Company will adopt SFAS 123 (R) in its quarter ending March 31, 2006.

      As permitted by SFAS 123, the Company currently accounts for share-based payments to employees using APB 25's intrinsic value method. Accordingly, adoption of SFAS 123R's fair value method will have an effect on results of operations, although it will have no impact on overall financial position. The impact of adoption of SFAS 123R cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had SFAS 123R been adopted in prior periods, the effect would have approximated the SFAS 123 pro forma net loss and loss per share disclosures as shown above. SFAS 123R also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as currently required, thereby reducing net operating cash flows and increasing net financing cash flows in periods after adoption

      In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. This Statement replaces APB No. 20, Accounting Changes and FASB No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies it all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement includes specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The adoption of SFAS No. 154 is not expected to have an impact on the Company's consolidated financial statements.

Plan of Operation

      We plan to grow our business in four areas:

      Increase the revenue of existing sensor component business. The majority of our sensor component manufacturing will be moved to our joint venture in China to help reduce the cost of our products. We will invest to increase our production capacity and will qualify offshore suppliers to meet the increasing demands. Substantial efforts will be invested in sales and marketing in order to expand our customer base and to secure more OEM projects.

      Develop sensor solution business. With the rapid advance in technology and huge investment in wireless and telecommunication in the last decades, we can now offer total sensor solutions at a very affordable price. These sensor solutions are modules containing sensing elements, signal conditioning circuitry, software for calibration and interface, and capability of wireless and/or networking. These sensor solutions will provide information continuously to decision makers in all phases of business operation.

      Penetrate automotive sensor market through China. By leveraging the marketing channel of our joint venture partner, we will have access to the automotive market in China immediately. We plan use the next three years to build up our production capacity, product offerings, and technical team there. We plan to import automotive sensors produced by our joint venture to North America and Europe around 2008.

      Strategic acquisitions Being a public company and having better access to the capital markets that this affords, provides us with the means to grow our business through acquisitions as well as through internal growth. We will actively seek equity or debt funding to bring in the necessary resources to execute this plan.

      Results Of Operations

      Results of Operations For The Three-Month Period Ended September 30, 2005 Compared To The Same Period Ended September 30, 2004

Revenues

      We generated revenues of $347,061 for the three months ended September 30, 2005, which was an increase of $185,335 or 115% from the $161,726 for the three months ended September 30, 2004. The increase is the result of the continuing sales efforts, the addition of new sales representatives and the introduction of new products.

Gross Profit

      Gross profit for the three months ended September 30, 2005, was $155,516 or 44.8% of revenues, compared to ($49,975) or (30.9%) for the three months ended September 30, 2004. The $205,491 increase in gross profit was mainly due to the increase in sales and lower fixed costs included in cost of goods sold for the current quarter versus the third quarter in the prior year.

Total Operating Expenses

      Operating Expenses

      Operating expenses increased 14% to $405,733 for the three months ended September 30, 2005 compared to $355,494 for the three months ended September 30, 2004. The expenses increased $50,239, primarily as a result of an increase in payroll costs.

      Amortization Of Discount On Notes Payable And Finance Costs

      Amortization of discount on notes payable and finance costs decreased to $86,876 for the three months ended September 30, 2005 compared to $197,267 for the three months ended September 30, 2004. The expense decreased $110,391, or 56%, primarily due to the settlement of two notes payable, Sino-American, Inc and Pei Jen Hsu.

      Net Loss

      Net loss from operations decreased to ($337,093) for the three months ended September 30, 2005 compared to ($602,736) for the three months ended September 30, 2004. The $265,643 decrease in net loss was primarily due to the increase in revenue and resulting improvement in gross profit.

      Results of Operations For The Nine-Month Period Ended September 30, 2005 Compared To The Same Period Ended September 30, 2004

Revenues

      We increased revenues 84% to $855,332 for the nine months ended September 30, 2005, which was an increase of $390,130, when compared to revenues of $465,202 for the same period last year. The increase was the result of the continuing sales efforts, the addition of new sales representatives and the introduction of new products.


Gross Profit

         Gross profit for the nine months ended September 30, 2005 grew to $289,943 or 34% of revenues, compared to $41,718 or 9% for the nine months ended September 30, 2004. The $248,225 increase in gross profit was generated by the increase in revenues and higher utilization of production capacity.

Total Operating Expenses

      Operating Expenses

      Operating expenses increased to $1,169,982 for the nine months ended September 30, 2005 compared to $760,810 for the nine months ended September 30, 2004. The expenses increased $409,172, primarily as a result of an increase in interest expense and additional investment in R&D personnel and development, and professional fees for a public company.

      Amortization Of Discount On Notes Payable And Finance Costs

      Amortization of discount on notes payable and finance costs decreased to $278,336 for the nine months ended September 30, 2005 compared to $415,713 for the nine months ended September 30, 2004. The expense decreased $137,377, or 33%, primarily due to the settlement of two notes payable, Sino-American, Inc and Pei Jen Hsu.

      Net Loss

      Net loss increased to ($1,158,375) for the nine months ended September 30, 2005 compared to ($1,134,805) for the nine months ended September 30, 2004. The small increase of $23,570 in net loss was primarily due to the $224,230 increase in gross profit, a $137,377 decrease in finance cost expense, and offset by increases in interest expense, additional investment in R&D, and professional fees associated with being a public company.

      Results of Operations For The Year Ended December 31, 2004, As Compared To The Year Ended December 31, 2003

      Revenues. We generated revenues of $661,340 for the year ended December 31, 2004. which was a $225,269 or a 51.7% increase from $436,071 for the year ended December 31, 2003. The increase is the result of the hiring of a full-time sales manager, the addition of new sales representatives and the introduction of new products.

      Gross Profit. Gross profit for the twelve months ended December 31, 2004, was $81,550 or 12.3% of revenues, compared to $34,374 or 7.9% for the year ended December 31, 2003. The $47,176 increase in gross profit was generated by a decrease in cost of sales percentage, which was the result of increased productivity and management's efforts to reduce operating expense, and production tooling improvement.

Total Operating Expenses

      Operating expense. Operating expense increased to $1,292,072 for the year ended December 31, 2004 compared to $874,506 for the year ended December 31, 2003. The expense increased $417,566, or 47.7%, from 2003, primarily as a result of an increase in interest expense and additional investment in R&D personnel and development.

      Amortization of discount on notes payable. Amortization of discount on notes payable increased to $651,868 for the year ended December 31, 2004 compared to $121,223 for the year ended December 31, 2003. The expense increased $530,646, or 437.7%, primarily due to the convertible loans from Sino-America and Tina Young.

      Non-cash compensation costs. On May 24, 2004, the Company issued 2,584,905 shares of its common stock and warrants (the Merger Warrants) to purchase up to 47,802,373 shares of its common stock, to the shareholders of ACSI in exchange for all the issued and outstanding shares of ACSI. On May 24, 2004, the OTCBB closing price for the Company's common stock was $3.15 per share, resulting in a valuation of $12,527,134 (the Merger Valuation) for the 3,976,868 shares of common stock outstanding immediately following the Merger. On December 4, 2004, the Company granted 7,500,000 shares of its common stock to five shareholders in Spectre, including two individuals who are also Directors of the Company, for providing services to the Company. The fair value of the shares granted was determined to be $ 0.24 per share for a total of $1,800,000 and is recognized as stock-based compensation expense in the accompanying financial statements. The fair value was based on the Merger Valuation and adjusted as if the 3,976,868 shares of common stock and the 47,802,373 shares of common stock issued upon exercise of the Merger Warrants, had all been outstanding at the date of the Merger.

      Net Loss. Net loss increased to ($3,662,390) for the year ended December 31, 2004 compared to ($961,355) for the year ended December 31, 2003. The loss increased $2,701,035, or 281%, from 2003, primarily as a result of $1,800,000 of stock compensation expense and $651,869 of notes payable - debt discount costs along with increase in investment in R&D and production capacity, and additional cost for being a public company.

Liquidity and Capital Resources

      Going Concern

      The Company incurred a net loss of $1,158,375 and a negative cash flow from operations of $291,608 for the nine months ended September 30, 2005, and had a working capital deficiency of $1,682,674 and a stockholders' deficiency of $1,407,752 at September 30, 2005. At September 30, 2005, cash was $11,981 as compared to $17,115 at December 31, 2004. The decrease is due to the increase in operating expense.

      The Company had a substantial working capital deficit. On October 6, 2005, the Company secured a total of $15,600,000 in financing with Cornell Capital Partners to support the continued development and growth of the Company. Cornell committed to provide up to $15 million of funding in the form of a Standby Equity Distribution Agreement (SEDA) to be drawn down over a 24-month period at Sensor System's discretion. In addition, Sensor System sold an aggregate of $600,000 of fixed price secured convertible debentures to Cornell Capital Partners. The SEDA was subsequently terminated on December 23, 2005. The Company did not register any share in connection with the SEDA, and did not draw down any advances thereunder. On December 23, 2005, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners pursuant to which it sold an aggregate of $1,000,000 of secured convertible debentures to Cornell Capital Partners, of which $610,000 of the proceeds were used for the repayment of principal and interest of the secured convertible debentures issued to Cornell Capital Partners on October 6, 2005.

      The Company is also seeking an additional $1,000,000 in bridge financing to further develop into a fully-equipped public company. However, no assurance can be given that such funds will be available or the term thereof.

      Commitments and Contingencies

      We have the following material contractual obligations and capital expenditure commitments:

      The Company leases certain equipment under two capital leases with monthly payments of $360 and $701, respectively, including interest at 12.75% per annum.

      Future minimum annual rental payments for capitalized leases are as follows:

                                                                     Amount
                                                                  ------------
Three months ended December 31, 2005                              $      3,183
Year ended 2006                                                         12,732
Year ended 2007                                                         12,732
Year ended 2008                                                         12,732
Year ended 2009                                                          3,543
                                                                  ------------
                                                                        44,922
Amount representing interest                                            (8,674)
                                                                  ------------
Present value of minimum lease payments                                 36,248
Less: Current portion                                                   (7,819)
                                                                  ------------
                                                                  $     28,429
                                                                  ============

      The Company leases its office and facility through 2007 under a long term operating lease agreement. Under terms of the lease, the Company pays the cost of repairs and maintenance. The office and warehouse facility was shared with TransOptix, which signed the lease as co-tenant with the Company. The Company and TransOptix had entered into an agreement stipulating each entities share of the rent. However, TransOptix has filed for Chapter 7 bankruptcy and the Company has taken over the whole facility and is liable for the full amount of the lease.

      Future minimum lease commitments for this lease at September 30, 2005 are as follows:

                                                                      Amount
                                                                  -------------
Three months ended December 31, 2005                              $      61,275
Year ended 2006                                                         250,900
Year ended 2007                                                         151,095
                                                                  -------------
                                                                  $     463,270
                                                                  =============

      Inflation And Changing Prices

      We do not foresee any adverse effects on our earnings as a result of inflation or changing prices.

      On October 6, 2005, we entered into a Securities Purchase Agreement pursuant to which we issued to Cornell Capital Partners convertible debentures in the aggregate principal amount of $600,000. The principal amount, plus accrued interest, was able to be convertible, at Cornell Capital Partner's discretion, into our common stock. The convertible debentures were convertible, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.245 per share, subject to certain limitations as provided therein. The convertible debentures had a term of a one-year, possessed registration rights, accrued interest at a rate equal to 10% per year, and were secured by Sensor System's assets. The Company repaid to Cornell Capital Partners a total amount of $610,000, representing principal and accrued interest, on December 23, 2005.

      On December 23, 2005, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, pursuant to which the Company issued to Cornell secured convertible debentures in the principal amount of $1,000,000. Out of the total principal amount of $1,000,000, in December 2005, we received gross proceeds of $800,000, and the remaining $200,000, representing the second tranche of the gross proceeds, was funded two business days prior to the date this registration statement is filed with the Commission. In December 2005, we received $143,000 representing the net proceeds from the issuance of secured convertible debentures to Cornell Capital Partners under the Securities Purchase Agreement, dated December 23, 2005. The total net proceeds take into account estimated expenses in the amount of $47,000 and the payment of $610,000 to Cornell Capital Partners for the repayment of the secured convertible debentures issued to Cornell Capital Partners on October 6, 2005. In February 2005, we received the second tranche of the proceeds in the net amount of $164,037.19. The Convertible Debentures are secured by substantially all of the Company's assets, have a one year term and accrue interest at 10% per annum. Cornell is entitled, at its option, to convert and sell all or any part of the principal amount of the Convertible Debentures, plus any and all accrued interest, into shares of Common Stock at a price equal to the lesser of (i) $0.35 and (ii) ninety percent (90%) of the lowest volume weighted average price of the Common Stock during the fifteen (15) trading days immediately preceding the date of conversion as quoted by Bloomberg, LP.

                          CHANGES IN AND DISAGREEMENTS
             WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

      N/A

                             DESCRIPTION OF BUSINESS

The Company

      Sensor System Solutions, Inc. ("Sensor System" or the "Company") was incorporated in Nevada in April 1982 under the name The Enchanted Village, Inc. As the result of the March 13, 2004 acquisition of Advanced Custom Sensors, Inc., a California corporation, Sensor System is now in the business of design and manufacturing sensors and signal conditioning modules.

      Acquisition of Advanced Custom Sensors. Pursuant to an Agreement and Plan of Merger dated as of March 13, 2004, by and among the Company, Spectre Merger Sub, Inc., a California corporation and wholly owned subsidiary of the Company ("Merger Sub"), Ian S. Grant and Advanced Custom Sensors, Inc. ("ACSI"), on May 24, 2004, Merger Sub merged with and into ACSI. As a result of this merger, ACSI became a subsidiary of the Company. As consideration for the merger, the Company issued 2,584,906 shares of common stock and warrants to purchase up to 47,802,373 shares of common stock to the shareholders of ACSI. The terms of the Merger were determined through arms-length negotiations between the management of the Company and management of ACSI. We changed our company name to Sensor System Solutions, Inc. in December 2004 to better represent our new focus. As such, the following results of operations are those of ACSI.

      Until we acquired ACSI, we had only nominal assets and liabilities and limited business operations. Although ACSI became our wholly-owned subsidiary following the acquisition, because the acquisition resulted in a change of control, the acquisition was recorded as a "reverse merger" whereby ACSI is considered to be the accounting acquirer. Also, as a result of the acquisition, we have had a change of our financial position and our business. Sensor System is now a holding company and after the Spin-Off, defined below, will have no significant operations or assets other than its interest in ACSI. Since the acquisition of ACSI, the Company has been engaged in the development, manufacturing, marketing and distribution of high quality sensors and transducers at an economical price by employing innovative designs and creative manufacturing methods.

      Spin-Off of Spectre Holdings. On December 15, 2004, in consideration for making and guaranteeing certain representations, warranties and obligation in connection with the Agreement and Plan of Merger dated March 13, 2004 by and between the Company and ACSI, the Company transferred 20,878,081 shares of common stock (the "Shares"), which are all of the issued and outstanding shares of Spectre Holdings, Inc., our wholly-owned subsidiary to Ian Grant. After the distribution of the Shares, the Company no longer owns any stock of Spectre Holdings, Inc. In addition, we will not have any common board members after the distribution.

      Advanced Custom Sensors. ACSI was founded by an engineering management team with over 50 years of Micro-electro-mechanical-systems or "MEMS" transducer experience. Its objective is to provide high quality sensors and transducers at an economical price by employing innovative designs and creative manufacturing methods. Through ACSI, Sensor System offers a variety of Digital Pressure Gauges, Pressure Transducers, Pressure Sensors, Force Beams, Load Cells, Strain Gauges and Sensor Kits.

      Sensor System produces or supplies a family of nearly thirty (30) distinctive products. Sensor System has a volume production line with an ISO 9000 certified partner in Taiwan in 2002. This allows Sensor System to penetrate high-volume consumer markets that are very price sensitive. On April 12, 2005, we entered into a Joint Venture Agreement with CAAS pursuant to which the parties agreed to develop, produce and sale sensor and related electronic products throughout China. To that end, in 2005, the parties established Universal Sensors, Inc., or USI, in the Wuhan East lake development zone, in Hubei, China. Pursuant to the Joint Venture Agreement, the parties agreed to invest $10,000,000, out of which we will invest $3,000,000 in technology and assets. USI has been in operations since 2005, and we have been in the process of transferring technology to them for the production and development of sensor products.

      Sensor System is a supplier of thin-film and micro-machined force and pressure sensors to the medical, chemical, oil, and gas industries. Sensor System believes that its technology will enable it to become a global supplier of advanced MEMS/Microelectronic products in myriad developing markets. Sensor System's strategic plan is to focus on developing custom MEMS pressure sensor devices and forming strategic partnerships where its strategic partners dominate the sales channels in industries accepting MEMS sensor applications.

      We plan to grow our business in four areas.

      o Increase the revenue of our existing sensor component business. Once finalized, the majority of our sensor component manufacturing will be moved to our joint venture in China to help reduce the cost of our products. We will invest to increase our production capacity and will qualify offshore suppliers to meet the increasing demands. Substantial efforts will be invested in sales and marketing in order to expand our customer base and to secure additional OEM projects.

      o Develop sensor solution business. By leveraging the advances in technology and the large industry-wide investments in wireless and telecommunication in the last decade, we can now offer total sensor solutions at a very affordable price. These sensor solutions are modules containing sensing elements, signal conditioning circuitry, software for calibration and interface, and capability of wireless communication and/or networking. These sensor solutions will provide information continuously to decision makers in all phases of business operation.

      o Penetrate the automotive sensor market in China. By leveraging the marketing channel of our joint venture partner, we will have access to the automotive market in China immediately. We plan to use the next three years to build up our production capacity, product offerings, and technical team there. We will import automotive sensors produced by our joint venture to North America and Europe around 2008.

      o Strategic acquisition. Being a public company gives us an additional tool to grow our business through acquisition besides internal growth. We will actively seek equity or debt funding to bring in the necessary resources to execute this plan.

      Industry Overview. Micro-Electro-Mechanical Systems, or MEMS, is the integration of mechanical elements, sensors, actuators, and electronics on a common silicon substrate through the utilization of microfabrication technology. MEMS is an enabling technology, allowing the development of smart products by augmenting the computational ability of microelectronics with the perception and control capabilities of microsensors and microactuators. MEMS is also an extremely diverse and fertile technology, both with regard to applications, and the methodology of how electronic devices are designed and manufactured.

      Microelectronic integrated circuits ("ICs") can be thought of as the "brains" of systems and MEMS augments this decision-making capability with "eyes" and "arms", to allow microsystems to sense and control the environment. In its most basic form, the sensors gather information from the environment through measuring mechanical, thermal, biological, chemical, optical, and magnetic phenomena; the electronics process the information derived from the sensors and through some decision making capability direct the actuators to respond by moving, positioning, regulating, pumping, and filtering, thereby, controlling the environment for some desired outcome or purpose. Since MEMS devices are manufactured using batch fabrication techniques, similar to ICs, unprecedented levels of functionality, reliability, and sophistication can be placed on a small silicon chip at a relatively low cost.

      Market  Size and  Viability.  The total  MEMS  market  size is about  $2.7 billion with following distribution in 1991, according to an MIRC market study report. MEMS pressure sensor, currently the focus of Sensor System's operations, owns the largest market share of $6 billion in 2000. According to MIRC, MEMS Silicon Pressure Sensors will grow to about 80% of the total market and become the main stream of this industry. The applications of MEMS Pressure Sensors can be separated into five categories: Automotive, Process Control, Medical, Consumer /Appliances and Aerospace. Currently, the market in Consumer Electronics is enjoying the fast growth. Due to its versatility, MEMS is taking the lead in the various fast-growing electronic applications in addition to its excellent performance and price ratio. The total MEMS sensor market was $800 millions in 1990 with an annual growth rate of 20%. It is expected to grow to $1 billion by 2005.

      Products. Our future technology strategy is to develop and/or acquire core intellectual property that will place it in a leadership position to manufacture and market MEMS sensors. Sensor System has filed two (2) provisional patents with the United States Patent and Trademark Office ("USPTO"). In addition, we have developed many proprietary techniques/processes. These serve as the foundation to further develop our MEMS business.

      We produce or supply a family of nearly thirty (30) distinctive products. These products employ or utilize the latest state-of-the-art technologies. The products are primarily electro-mechanical sensing devices and are identified under the following categories: Pressure Transducers, Pressure Transmitters, Pressure Switches, Force Sensors, Load Cells, Strain Gages, and MEMS Sensors. It is expanding its product offering to include intelligent embedded systems that combine the attributes of both intelligent sensor and host systems

      We use sputtered thin film, bonded foil, semi-conductor gages and piezoresistive strain gage technologies primarily in the design, development and manufacture of its general sensor products, although other technology options are also available. All of our products employ proven technologies with little, or no risk involved with their manufacture. What sets our products apart from their competitors is their ability to optimize the performance of their products by efficient application of their diverse technologies into unique design concepts and utilizing sophisticated materials in construction and packaging techniques.

      Customers. We supply our sensors mainly to the medical and automation industries. In general customers are divided into three groups: original equipment manufacturers ("OEMs"), end users and catalogs, each of which one accounted for about one third of our revenue in 2004.

      Our revenue mainly was from end users before the hiring of our sales manager in March 2004. We moved our focus to OEM account since then. The success is obvious since we started 2005 with an OEM backlog of around $600K.

      We have established a wide presence in the catalog houses through our Model 1200 in 2004. This penetration will allow us to increase our revenue by moving other products through the same channel.

      Sales and Marketing. We use sales representatives to promote our product since sensors are quite complicated devices. We have a network of nine sales representatives to cover North America and six international representatives. In addition to our sales reps network, we also have a network of distributors to handle products that do not require much technical support. Both networks are managed by our Sales Manager.

      We are seeking new distribution channels for our Sensor Modules and we are working to leverage existing market intelligence. We will hire a Marketing Manager in 2005 to assist us in capturing the market opportunity in our Sensor Modules.

      Research and Development. We hired two key engineers in October of 2004. Together, they have sixty years of combined experience in designing creative sensor modules. To date, two series of sensor modules have been designed, models have been constructed and beta-site tested. The modules were released to production in the fourth quarter of 2005. We project that the unit price of these modules will be at least ten times higher than our current sensor component's sale price. We expect an increase in our sales from these two product lines.

      Our Goals. We plan to integrate proprietary techniques and processes developed by Sensor System that serve as the foundation to develop the Company's MEMS business. These MEMS core competences include MEMS front-end wafer design and processing, volume assembly and testing, application-specific environmental protection, and cost modeling. Combined with Sensor System's expansion plans to increase marketing and sales efforts, these technologies present the Company with opportunities to further grow the business in international markets such as China. The Company has also partnered on or about November 2001 with an established production partner, Powertip Technology Corporate, in Taiwan to address production requirements. Sensor System also has MEMS wafer fabrication partners in China and Taiwan, allowing the Company to maintain sensor wafer supplies as well as to continue MEMS device research.

      We intend to upgrade from sensor component business to system solution business. It will be focused on providing complete data management solutions that can accommodate the needs of a wide range of industries and businesses. These solutions include a comprehensive set of products and services that establish the infrastructure necessary for manufacturing process partners to proactively participate in sustaining and optimizing the operation.

      We are striving to be a provider of sensor solutions with built-in network connectivity to supply critical data continuously for enterprises to monitor and control:

      o     Machine conditions

      o     Manufacturing processes

      o     Business Transactions

      We plan to develop and integrate various core intellectual properties in the areas of MEMS sensors, intelligent sensor interface electronics, intelligent embedded control systems and meters, wireless communication network interfaces, data appliances and mobile devices that facilitate machine-to-business data sharing, software & hardware to support web-based device diagnostics and data collection/data distribution, and web-based data management.

      We are actively seeking funding to expand its design, development and marketing of MEMS based thin-film and micro-machined force and pressure sensors to the medical, chemical, oil, and gas industries. The Company believes that MEMS is an enabling technology allowing the development of smart products by augmenting the computational ability of microelectronics with the sensing and control capabilities of microsensors and microactuators.

      Our strategy includes the hiring of engineering and sales and marketing team coupled with off-shore joint ventures, such as the one entered into with CAAS.

      Strategy. Our goals include:

      o Penetrate automotive and appliance markets through the Joint Venture with CAAS in China;

      o Leverage the cost performance of above alliance to penetrate industrial and medical markets in North America and Europe;

      o     Complete development of sensor-based systems; and

      o     Seek complementary merger and acquisition candidates.

      Competition. Our products and services are affected by varying degrees of competition. We compete with other companies in most markets we serve, many of which have far greater sales volumes and financial resources. The principal competitive factors in the commercial markets in which we participate are product performance, service and price. Part of product performance requires expenditures in research and development that lead to product improvement. The market for many of our products may be affected by rapid and significant technological changes and new product introduction. Our principal competitors include Honeywell, GE and MSI in our sensor component segment, and Delphi, Bosch, and Denso in automotive sensor segment. There is no major competitor in the market in which Sensor System Solutions operates at the current time.

      Employees and employment agreements. We currently employ 17 full-time employees. There are no employment agreements with any of the employees.

Description Of Property

      Our headquarters are located 45 Parker Avenue, Suite A, Irvine, California 92618. The facilities include 25,000 square feet of office, production and warehouse, which we lease from Irvine Company under a five year lease. Annual rental payments for this lease are listed in the MD&A Section. We believe that these facilities have the capacity to meet its manufacturing and assembly needs for the foreseeable future.

Legal Proceedings

      We are not a party to any pending litigation and none is contemplated or threatened.

                                   MANAGEMENT

Executive Officers

      The following table sets forth the names, ages and positions of each of the Company's executive officers. Subject to rights under any employment agreements, officers of the Company serve at the pleasure of the Board of Directors.

Name                   Age      Position
----                   ---      --------
Michael Young           47      Chief Executive Officer, Acting Chief Financial
                                Officer and Chairman
Hanlin Chen             48      Director

      All directors have a term of office expiring at the next annual general meeting, unless re-elected or earlier vacated in accordance with the Bylaws. All officers have a term of office lasting until their removal or replacement by the Board of Directors.

      The following is a biographical summary of the experience of each of the executive officers:

      Michael Young founded Sensor System in 1986 and has served for seven years as CEO of Sensor System. His responsibilities include overseeing day-to-day operations and developing and implementing the Company's overall strategy including the development of strategic partnerships and funding. His career in this industry has spun over 20 years. He has previously been with Rosemount, Endevco, Hughes Aircraft and other firms, and has been involved with MEMS design, fabrication, packaging and applications development. He is responsible for leading Sensor System given his technical expertise and a broad range of business experiences with Sensor System. He holds a Master of Science degree in Mechanical Engineering from Stanford University.

      Hanlin Chen began serving as the Chairman and CEO of China Automotive Systems, Inc. in 2003. Prior to this appointment, Mr. Chen was the general manager of Jiulong Power Steering Company Limited from 1992 to 1997. Mr. Chen holds a MBA from Barrington University and serves as a board member of Political Consulting Committee of Jingzhou city and vice president of Foreign Investors Association.

Committees Of The Board Of Directors

      Currently, the Board does not have any committees.

Compensation Of Directors

      All directors receive no compensation from the Company.

Family Relationships

      There are no family relationships on the Board of Directors.

Involvement in Certain Legal Proceedings

      Michael Young served as the CEO of TransOptiX from August, 2000 to August, 2005. On August 6, 2005, TransOptiX filed Chapter 7 bankruptcy/ To our knowledge, during the past five years other than this event, our officers and directors have not filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; were not convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); were not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting their respective activities.

Compliance with Section 16 (a) of the Exchange Act

      Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934 during our most recent fiscal year and Forms 5 and amendments thereto furnished to us with respect to our most recent fiscal year, all officers, directors and owners of 10% or more of our outstanding shares have filed all Forms 3, 4 and 5 required by Section 16(a) of the Securities Exchange Act of 1934.

Code Of Ethics

      We have adopted a corporate code of ethics on February 13, 2004. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Executive Compensation

      The following table sets forth certain information with respect to the compensation of the Named Executive Officers. The "Named Executive Officers" include, (i) the Company's Chief Executive Officer (ii) the Company's executive officers as of December 31, 2004 (iii) two additional individuals who were not executive officers as of the year ended December 31, 2004. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the periods set forth below.

                           Summary Compensation Table

                                                                                           Long-Term Compensation
                                                        Annual Compensation                        Awards
                                             -------------------------------------------   ----------------------
                           Fiscal year                                      Other Annual
Name and                      Ended           Salary           Bonus        Compensation    Securities Underlying
Principal Position         December 31         ($)*             ($)             ($)              Options (#)
------------------         -----------       --------        ---------      ------------    ---------------------
Michael Young, CEO                2004         71,123               --                --                       --
                                  2003         61,506               --                --                       --
                                  2002             --               --                --                       --

      There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Option/SAR Grants

      No individual grants of stock options, whether or not in tandem with stock appreciation rights ("SARs") and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors in fiscal 2004.

Long-Term Incentive Plan Awards

      We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of Directors

      The directors did not receive any other compensation for serving as members of the board of directors. The Board has not implemented a plan to award options. There are no contractual arrangements with any member of the board of directors.

      We do not intend to pay any additional compensation to our directors. As of the date hereof, we have not entered into employment contracts with any of our officers and we do not intend to enter into any employment contracts until such time as it profitable to do so.

Indemnification

      Nevada corporation law provides that:

      A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

      A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

      To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

      Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

      Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in said Act and will be governed by the final adjudication of such issue.

Employment Agreements And Arrangements

      The Board of Directors adopted on September 1, 2005 a resolution setting forth Michael Young's compensation. The terms of the arrangement included a three-year tenure, with a base salary of $150,000 per annum, a $20,000 signing bonus, a $1,000,000 life insurance policy and a $1,000 per month automobile expense. If Michael Young is terminated without cause, the Company would be obligated to pay him $300,000 cash compensation. As of February 3, 2006, no employment agreement has been executed between the Company and Michael Young.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information with respect to the beneficial ownership of each class of the Company's voting securities as of February 3, 2006, by (i) each person or company known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares, (ii) each director of the Company or any nominee for directorship, (iii) the Chief Executive Officer of the Company and each of the other Named Executive Officers and (iv) all directors and Named Executive Officers of the Company as a group.

Name of Beneficial Owner               Amount and Nature                                            Percent
and Address(1)                         Beneficial Owner    Position                               of Class (1)
------------------------               ----------------    --------                               -----------
Officers and Directors
Michael Young                                10,620,186    Chief Executive Officer and Chairman        17.21%
Hanlin Chen                                          --    Director                                        0%
                                       ----------------                                           -----------
Officers and Directors as a Group
  (2 persons)                                10,620,186                                                17.21%

Principal Shareholders
------------------------
Andy Ju(2)                                    3,374,729                                                 5.47%
Jeffrey Ju(2)                                 3,374,729                                                 5.47%

---------------

*     Indicates ownership of less than 1%.

(1) Applicable percentage of ownership is based on 61,705,019 shares of common stock outstanding as of February 3, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of February 3, 2006, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of February 3, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) The address of all individuals, entities and stockholder groups listed in the table is c/o Sensor System Solutions, Inc., 45 Parker Avenue, Suite A, Irvine, CA 92618.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

      The Company's common stock is currently listed on the Bulletin Board published by the National Quotation Bureau, Inc. The Company's common stock trades under the symbol "SSYO.OB" For the periods indicated, the following table presents the range of high and low closing sale prices for the Company's common stock.

                                                             High         Low
                                                              ($)         ($)
                                                             -----       -----
         Year ended December 31, 2006:
         First Quarter (January 3 to February 3, 2006)       $0.32       $0.28

         Year ended December 31, 2005:
         First Quarter                                       $2.40       $1.20
         Second Quarter                                      $2.10       $0.50
         Third Quarter                                       $1.25       $0.30
         Fourth Quarter                                      $0.18       $0.51

         Year ended December 31, 2004:
         First Quarter                                       $3.15       $0.45
         Second Quarter                                      $2.40       $1.20
         Third Quarter                                       $2.40       $1.20
         Fourth Quarter                                      $2.75       $0.51

         Year ended December 31, 2003:
         First Quarter                                       $2.25       $1.35
         Second Quarter                                      $1.50       $1.05
         Third Quarter                                       $1.05       $0.30
         Fourth Quarter                                      $0.90       $0.60

      Quotations since the Company's stock began trading on the Over-the-Counter Bulletin Board may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

      The number of stockholders of record of the Company's common stock at February 3, 2006 was 136. This number does not include shares held by brokerage clearing houses, depositories or otherwise in unregistered form.

Dividends

      We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent.

Securities Authorized For Issuance Under Equity Compensation Plans

      We have not issued any securities under equity compensation plans.

Sales Of Unregistered Securities

      During the past three years the registrant has issued the following securities without registration under the Securities Act of 1933:

      On December 23, 2005, the Company issued to Cornell Capital Partners secured convertible debentures in the principal amount of $1,000,000. The Convertible Debentures are secured by substantially all of the Company's assets, have a one year term and accrue interest at 10% per annum. Cornell is entitled, at its option, to convert and sell all or any part of the principal amount of the Convertible Debentures, plus any and all accrued interest, into shares of Common Stock at a price equal to the lesser of (i) $0.35 and (ii) ninety percent (90%) of the lowest volume weighted average price of the Common Stock during the fifteen (15) trading days immediately preceding the date of conversion as quoted by Bloomberg, LP. Out of the total principal amount of $1,000,000, in December 2005, we received gross proceeds of $800,000, and the remaining $200,000, representing the second tranche of the gross proceeds, was funded two business days prior to the date this registration statement is filed with the Commission. In December 2005, we received $143,000 representing the net proceeds from the issuance of secured convertible debentures to Cornell Capital Partners under the Securities Purchase Agreement, dated December 23, 2005. The total net proceeds take into account estimated expenses in the amount of $47,000 and the payment of $610,000 to Cornell Capital Partners for the repayment of the secured convertible debentures issued to Cornell Capital Partners on October 6, 2005. In February 2005, we received the second tranche of the proceeds in the net amount of $164,037.19.

      On October 6, 2005, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we could have, at our discretion, periodically sold to Cornell Capital Partners shares of common stock for a total purchase price of up to $15 million. Pursuant to the Standby Equity Distribution Agreement, Cornell Capital Partners was entitled to purchase shares of Sensor System's common stock at a total discount equal to 10%. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners would have paid us 95% of or a 5% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, Cornell Capital Partners would have retained 5% of each advance under the Standby Equity Distribution Agreement. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 1,471,429 shares of common stock. On December 23, 2005, the Company entered into a Termination Agreement with Cornell Capital Partners, pursuant to which the Standby Equity Distribution Agreement, as well as the related Registration Rights Agreement and the Placement Agent Agreement, were terminated.

      On October 6, 2005, we entered into a Securities Purchase Agreement pursuant to which we issued to Cornell Capital Partners convertible debentures in the aggregate principal amount of $600,000. The principal amount, plus accrued interest, was able to be convertible in whole or in part, at Cornell Capital Partner's discretion, into our common stock at any time and from time to time before maturity at a fixed price of $0.245 per share, subject to certain limitations as provided therein. The convertible debentures had a term of a one-year, possessed registration rights, accrued interest at a rate equal to 10% per year, and were secured by Sensor System's assets. The Company repaid to Cornell Capital Partners a total amount of $610,000, representing principal amount and accrued interest, on December 23, 2005.

      On October 19, 2005, the Company issued 200,000 shares of Rule 144 stock to Duke Capital as a compensation for its consulting service in the merger transaction between ACSI and Spectre Industries, Inc.

      On October 19, 2005, the Company issued 725,778 shares of Rule 144 stock to Pei Jen Hsu for a warrant exercise and loan conversion exercised by Hsu in March 2005.

      On February 10, 2005, the Company issued 3,000,000 shares of S-8 stock as compensation to ex-directors, Ian Grant and Matthew Markin. 2,400,000 shares were treated as a stock dividend.

      On January 25, 2005, the Company issued 4,500,000 shares of Rule 144 stock to Quantum Economic Development, Inc., Frank Demille, Foxir Communications Inc, Ian Grant and Matthew Markin for their services in connection with the merger transaction pursuant to the merger agreement. 3,600,000 shares were treated as a stock dividend.

      On January 25, 2005, the Company issued 47,802,373 shares of Rule 144 stock for the warrant exercise of ACSI shareholders per its merger agreement with Spectre Industries, Inc.

      On May 24, 2004, the Company issued 2,584,906 shares of Rule 144 stock to the shareholders of ACSI Merger Agreement, dated March 13, 2004, between Spectre Industries, Inc., Spectre Merger Sub, Inc., Ian S. Grant and Advanced Custom Sensors, Inc.

      On April 5, 2004, the Company issued 13,334 shares Olof Hildebrand.

      On May 30, 2003, the Company issued 1,367 shares to Markus Hugelshofer.

      On November 15, 2002, the Company issued 667 shares to Margrit Oppliger.

      On September 24, 2002, the Company issues 67 shares to Andrew Yachnowitz.

      On August 26, 2002, the Company issued 3,334 shares to Ken Grant.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Mr. Hanlin Chen, a Director of the Company is the Chief Executive Officer of CAAS. On April 12, 2005, we entered into a Joint Venture Agreement with CAAS pursuant to which the parties would develop, produce and sale sensor and related electronic products throughout China. To that end, in 2005, the parties established Universal Sensors, Inc. ("USI") in the Wuhan East lake development zone, in Hubei, China. Pursuant to the Joint Venture Agreement, the parties agreed to invest $10,000,000, out of which we will invest $3,000,000 in technology and assets. USI has been in operation since 2005, and we have been in the process of transferring technology to them for the production and development of sensor products.

                          DESCRIPTION OF CAPITAL STOCK

Common Stock

      Sensor System is authorized to issue 180,000,000 shares of common stock $0.001 par value, of which 61,705,019 were issued and outstanding at February 3, 2006. The securities being offered hereby are common stock, with one vote per share on all matters to be voted on by shareholders, without any right to accumulate their votes. Shareholders have no preemptive rights and have no liability for further calls or assessments on their shares. The shares of common stock are not subject to repurchase by the Company or conversion into any other security. All outstanding shares of common stock are fully paid and non assessable.

      Shareholders are entitled to receive such dividends as may be declared by the Board of Directors of the Sensor System out of funds legally available therefore and, upon the liquidation, dissolution or winding up of the Company, are entitled to share ratably in all net assets available for distribution to such holders after satisfaction of all of our obligations, including stock preferences. It is not anticipated that we will pay any dividends in the foreseeable future since we intend to follow the policy of retaining its earnings to finance the growth of its business. Future dividend policies will depend upon the Company's earnings, financial needs and other pertinent factors.

Preferred Stock

      The Board of Directors has the authority, without further action by stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the powers, designations, rights, preferences, privileges, qualifications and restrictions thereof, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of the common stock. The Board of Directors, without stockholder approval, can issue preferred stock with voting, conversion, and other rights which could adversely affect the voting power and other rights of the holders of Common Stock. The issuance of preferred stock in certain circumstances may have the effect of delaying, deferring or preventing a change of control of the Company without further action by the stockholders, may discourage bids for the Company's common stock at a premium over the market price of the common stock, and may adversely affect the market price of the common stock.

Warrants

      During the 2003, 2004 and 2005 fiscal years, the Company issued the following warrants under the terms specified below:


Loan                            Amount          Date       Maturity Date   Warrant Terms
----------------               -----------      --------   -------------   --------------
1.    Tina Young               $190,666.00       7/1/2003      9/17/2008   Warrants to purchase 190,666 shares of
                                                                           ACSI common stock at $0.50 per share.
                                                                           (the ACSI warrants are convertible into
                                                                           5,372,940 shares of the Company's common
                                                                           stock.)

2.    Tina Young               $110,000.00      9/16/2003      9/17/2008   Warrants to purchase 100,000 shares of
                                                                           ACSI common stock at $0.50 per share (the
                                                                           ACSI warrants are convertible into
                                                                           2,817,215 shares of the Company's common
                                                                           stock.) plus warrants that, once the note
                                                                           is converted, are callable for three years
                                                                           and allow the holder to purchase the
                                                                           Company's common stock at 85% average
                                                                           trading price.


Loan                            Amount          Date       Maturity Date   Warrant Terms
----------------               -----------      --------   -------------   --------------
3.    Pei Jen Hsu               $27,500.00      10/2/2003      10/1/2008   Warrants to purchase 25,000 shares of ACSI
                                                                           common stock at $0.50 per share (the ACSI
                                                                           warrants were exercised on 3/15/2005 and
                                                                           converted into 704,425 shares of the
                                                                           Company's common stock which were issued
                                                                           on 10/19/2005.) plus warrants that, once
                                                                           the note is converted, are callable for
                                                                           three years and allow the holder to
                                                                           purchase the Company's common stock at 85%
                                                                           average trading price.

4.    Sino-American            $500,000.00      2/11/2004      2/10/2009   Warrants to purchase 500,000 shares of
                                                                           ACSI common stock at $0.50 per share (the
                                                                           ACSI warrants were exercised on 3/15/2005,
                                                                           and converted into 14,088,865 shares of
                                                                           the Company's common stock.  The shares
                                                                           have not been issued).

5.    Edwin Liou                $60,000.00     10/18/2004     10/17/2008   Warrants that, once the note is converted,
                                                                           are callable for three years and allow the
                                                                           holder to purchase the Company's common
                                                                           stock at 85% average trading price.

6.    Tung Ho Liu               $50,000.00       2/3/2005       2/2/2009   Warrants that, once the note is converted,
                                                                           are callable for three years and allow the
                                                                           holder to purchase the Company's common
                                                                           stock at 85% average trading price.

7.    Evan Chuang               $30,000.00     12/20/2004     12/19/2008   Warrants that, once the note is converted,
                                                                           are callable for three years and allow the
                                                                           holder to purchase the Company's common
                                                                           stock at 85% average trading price.

8.    Jun Jye Huang            $200,000.00      2/22/2005      2/21/2009   Warrants that, once the note is converted,
                                                                           are callable for three years and allow the
                                                                           holder to purchase the Company's common
                                                                           stock at 85% average trading price.

9.    Jay Liang                 $20,000.00     11/12/2004     11/11/2008   Warrants that, once the note is converted,
                                                                           are callable for three years and allow the
                                                                           holder to purchase the Company's common
                                                                           stock at 85% average trading price.

10.   Cornell Capital          $600,000.00      10/6/2005      10/6/2009   Warrant to purchase 600,000 shares of the
      Partners                                                             Company's common stock, at $0.27 per share.

11.   Cornell Capital          $600,000.00     12/23/2005     12/23/2010   Warrant to purchase 600,000 shares of the
      Partners                                                             Company's common stock, at $0.2878 per
                                                                           share.

12.   Trenwith Securities       $25,000.00     12/27/2005     12/23/2009   Warrant to purchase 86,886 shares of the
      Inc.                                                                 Company's common stock, at $0.2878 per
                                                                           share.

Options

      In December 2001, the Company adopted a Stock Option Plan/Stock Issuance Plan (the "Plan") whereby the Board of Directors can issue both incentive stock options and nonqualified options to directors, employees, and consultants as an incentive of them to continue in the employ and service of the Company. Under the Plan, 200,000 shares of the Company's stock are reserved for options to be issued, at a price fixed by the plan administrator. As of February 3, 2006, there are 76,000 options outstanding at an average exercise price of $0.50.

Transfer Agent

      Our transfer agent is Worldwide Stock Transfer, LLC. Its address is 885 Queen Anne Road, Teaneck, NJ, 07666 and its telephone number is (201) 357-4809.

Reports To Shareholders

      We intend to furnish our shareholders with annual reports which will describe the nature and scope of our business and operations for the prior year and will contain a copy of the Company's audited financial statements for its most recent fiscal year.

Limitation Of Liability:  Indemnification

      The Company's Articles of Incorporation limits the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or unlawful stock repurchases or redemptions as under Nevada law, or (iv) any transaction from which the director derived an improper personal benefit.

      The Company's Bylaws provide that the Company shall indemnify its officers, directors, employees and other agents to the maximum extent permitted by Nevada law. The Company's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

      The Company believes that the provisions in its Articles of Incorporation and its Bylaws are necessary to attract and retain qualified persons as officers and directors.

      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of Sensor System pursuant to the foregoing, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Anti-Takeover Effects of Provisions of The Articles of Incorporation

      The Company's Certificate of Incorporation and Bylaws include a number of provisions which may have the effect of discouraging persons from pursuing non-negotiated takeover attempts. These provisions include limitations on stockholder action initiated by Interested Stockholders, a prohibition on the call of special meetings of stockholders by persons other than the Board of Directors, and a requirement of advance notice for the submission of stockholder proposals or director nominees.

                                     EXPERTS

      The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal year ended December 31, 2004 has been audited by Weinberg & Company, P.A. The reports of Weinberg & Company, P.A. are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing. The report of Weinberg & Company, P.A. contained elsewhere in this prospectus contain an explanatory paragraph regarding its ability to continue as a going concern.

                             VALIDITY OF SECURITIES

      The validity of the shares offered herein will be opined on for us by Burton, Bartlett & Glogovac, which has acted as our outside legal counsel in relation to certain, restricted tasks.

                      INTERESTS OF NAMED EXPERT AND COUNSEL
                                  LEGAL MATTERS

      The validity of the shares of common stock offered hereby as to their being fully paid, legally issued and non-assessable will be passed upon for us by Burton, Bartlett & Glogovac, Reno, Nevada. Burton, Bartlett & Glogovac does not have any interests in Sensor System and has never been employed by Sensor System on a contingent basis.

      The audited consolidated financial statements of the Company for the year ended December 31, 2004 has been audited by Weinberg & Company, P.A. Weinberg & Company, P.A. does not have any interests in Sensor System and have never been employed by Sensor System on a contingent basis.

                           HOW TO GET MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

FINANCIAL STATEMENTS FOR SEPTEMBER 30, 2005
Index to Consolidated Financial Statements and Schedules................................................................F-i
Condensed Consolidated Balance Sheets as of September 30, 2005 (unaudited) and December 31, 2004........................F-1
Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2005 and September 30, 2004 (unaudited)....................................................................................F-2
Condensed Consolidated Statement of Changes in Stockholders Deficiency for the nine months ended
  September 30, 2005 (unaudited)........................................................................................F-3
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2005 and
  September 30, 2004 (unaudited)........................................................................................F-4
Notes to Condensed Consolidated Financial Statements (unaudited)........................................................F-5

FINANCIAL STATEMENTS FOR DECEMBER 31, 2004
Report of Independent Registered Public Accounting Firm................................................................F-12
Consolidated Balance Sheet as of December 31, 2004.....................................................................F-13
Statements of Operations for the years ended December 31, 2004 (consolidated) and 2003 ................................F-14
Statement of Changes in Stockholders' Deficiency for the years ended
  December 31, 2004 (consolidated) and 2003 ...........................................................................F-15
Statements of Cash Flows for the years ended December 31, 2004 (consolidated) and 2003 ................................F-16
Notes to Financial Statements for the years ended December 31, 2004 (consolidated) and 2003 ...........................F-17

                  SENSOR SYSTEM SOLUTIONS, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
           As of September 30, 2005 (Unaudited) and December 31, 2004

                                                                                September 30,
                                                                                    2005         December 31,
                                     ASSETS                                      (Unaudited)         2004
                                                                                 ------------    ------------
CURRENT ASSETS
  Cash                                                                           $     11,981    $     17,115
  Accounts receivable, net                                                            139,230         100,530
  Inventory                                                                           278,788         220,445
  Prepaids and other current assets                                                    14,148          24,552
                                                                                 ------------    ------------
    Total current assets                                                              444,147         362,642
                                                                                 ------------    ------------
  Property and equipment, net                                                         255,753         320,717
  Other assets                                                                         54,112          54,112
                                                                                 ------------    ------------
    Total assets                                                                 $    754,012    $    737,471
                                                                                 ============    ============
                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                          $  1,250,822    $    720,817
  Notes payable                                                                       505,347         263,923
  Notes payable, related parties                                                      358,076         718,133
  Current portion of capital lease obligations                                          7,819           7,819
  Current portion of deferred rent concession                                           4,757           5,258
                                                                                 ------------    ------------
    Total current liabilities                                                       2,126,821       1,715,950
                                                                                 ------------    ------------
LONG-TERM LIABILITIES
  Capital lease obligations, net of current portion                                    28,429          34,199
  Deferred rent concession, net of current portion                                      6,514          10,513
                                                                                 ------------    ------------
                                                                                       34,943          44,712
                                                                                 ------------    ------------
  Commitments and contingencies

STOCKHOLDERS' DEFICIENCY
  Preferred stock, $.001 par value, 20,000,000 shares authorized, none
    outstanding                                                                            --              --
  Common stock, $.001 par value, 180,000,000 shares authorized, 59,279,241
    and 3,976,868 shares issued and outstanding                                        59,279           3,977
  Common stock to be issued (15,404,871 and 7,700,000 shares)                         878,512       9,300,000
  Additional paid-in capital                                                       13,861,002       4,867,790
  Deferred compensation                                                               (39,612)       (186,400)
  Accumulated deficit                                                             (16,166,933)    (15,008,558)
                                                                                 ------------    ------------
    Total stockholders' deficiency                                                 (1,407,752)     (1,023,191)
                                                                                 ------------    ------------
    Total liabilities and stockholders' deficiency                               $    754,012    $    737,471
                                                                                 ============    ============

            See accompanying notes to condensed financial statements.

                  SENSOR SYSTEM SOLUTIONS, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
     For three and nine months ended September 30, 2005 and 2004 (Unaudited)

                                                           For three months ended          For nine months ended
                                                               September 30,                   September 30,
                                                        ----------------------------    ----------------------------
                                                            2005             2004           2005             2004
                                                        ------------    ------------    ------------    ------------
Sales, net                                              $    347,061    $    161,726    $    855,332    $    465,202
Cost of goods sold                                           191,545         211,701         565,389         423,484
                                                        ------------    ------------    ------------    ------------
Gross profit (loss)                                          155,516         (49,975)        289,943          41,718
                                                        ------------    ------------    ------------    ------------
Operating expenses                                           405,733         355,494       1,169,982         760,810
Amortization of discount on notes payable and
  finance costs                                               86,876         197,267         278,336         415,713
                                                        ------------    ------------    ------------    ------------
Total operating expenses                                     492,609         552,761       1,448,318       1,176,523
                                                        ------------    ------------    ------------    ------------
Net loss                                                $   (337,093)   $   (602,736)   $ (1,158,375)   $ (1,134,805)
                                                        ============    ============    ============    ============
Loss per common share, basic and diluted                $       (.01)   $       (.05)   $       (.02)   $       (.17)
                                                        ============    ============    ============    ============
Weighted average shares outstanding, basic and
  diluted, including effects of in-kind stock splits      59,279,241      11,476,868      59,279,241       6,734,483
                                                        ============    ============    ============    ============

            See accompanying notes to condensed financial statements.

                  SENSOR SYSTEM SOLUTIONS, INC. AND SUBSIDIARY
     CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
              For nine months ended September 30, 2005 (Unaudited)

                                                 Common Stock to be
                             Common Stock              issued
                           -----------------     -------------------
                                                                         Additional
                                                                           paid-in      Deferred    Accumulated
                           Shares     Amount     Shares       Amount       capital    compensation    deficit        Total
                           ------     ------     ------       ------       -------    ------------    -------        -----
Balance January 1, 2005   3,976,868  $ 3,977    7,700,000   $9,300,000  $  4,867,790   $(186,400)  $(15,008,558)  $(1,023,191)
Forfeiture of  stock
  options                        --       --           --           --      (112,200)    112,200             --            --
Compensatory stock
  issued                  1,500,000    1,500   (1,500,000)  (1,800,000)    1,798,500          --             --            --
Stock dividend issued     6,000,000    6,000   (6,000,000)  (7,200,000)    7,194,000          --             --            --
Warrants exercised by
  shareholders from
  merger                 47,802,373   47,802           --           --       (47,802)         --             --            --
Common stock to be
  issued for
  settlement of debt             --       --   14,793,290      262,500            --          --             --       262,500
Common stock to be
  issued for
  settlement of debt             --       --      411,581      316,012            --          --             --       316,012
Intrinsic value of
  common stock
  warrants issued with
  note payable                   --       --           --           --       160,714          --             --       160,714
Amortization of
  deferred
  Compensation                   --       --           --           --            --      34,588             --        34,588
Net loss                         --       --           --           --            --          --     (1,158,375)   (1,158,375)
                          ---------  -------    ---------   ----------  ------------   ---------   ------------   -----------
Balance September 30,
  2005                   59,279,241  $59,279   15,404,871   $  878,512  $ 13,861,002   $ (39,612)  $(16,166,933)  $(1,407,752)
                         ==========  =======   ==========   ==========  ============   =========   ============   ===========

            See accompanying notes to condensed financial statements.

                         SENSOR SYSTEMS SOLUTIONS, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
          FOR NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

                                                                                    2005           2004
                                                                                -----------    -----------
Cash flows from operating activities:
  Net loss                                                                      $(1,158,375)   $(1,134,805)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                                    71,464         83,807
    Amortization of discount on notes payable                                       270,837        400,646
    Amortization of deferred compensation                                            34,588         58,204
    Net loss from assets held for disposal                                               --         29,216
    Changes in operating assets and liabilities:
      Accounts receivable                                                           (38,700)       (59,448)
      Inventory                                                                     (58,343)        (6,340)
      Prepaids and other current assets                                              10,404        (29,864)
      Deferred rent                                                                  (4,500)            --
      Accounts payable and accrued expenses                                         581,017        222,562
                                                                                -----------    -----------
        Net Cash Used In Operating Activities                                      (291,608)      (436,022)
                                                                                -----------    -----------
Cash flows from investing activities:
  Deposit                                                                                --        (29,377)
  Purchase of property and equipment                                                 (6,500)       (51,927)
                                                                                -----------    -----------
      Net Cash Used In Investing Activities                                          (6,500)       (81,304)
                                                                                -----------    -----------
Cash flows from financing activities:
  Proceeds from notes payable                                                       298,744        500,000
  Principal payments on capital leases                                               (5,770)        43,823
                                                                                -----------    -----------
      Net Cash Provided By Financing Activities                                     292,974        543,823
                                                                                -----------    -----------
Net (decrease) increase in cash and cash equivalents                                 (5,134)        26,497
Cash and cash equivalents, beginning of period                                       17,115         10,712
                                                                                -----------    -----------
Cash and cash equivalents, end of period                                        $    11,981    $    37,209
                                                                                ===========    ===========

Supplemental disclosure of cash flow information Cash paid for:
      Interest                                                                  $     9,914    $    10,131
                                                                                ===========    ===========
      Taxes                                                                     $       800    $       800
                                                                                ===========    ===========
  Non-cash investing and financing activities:
      Forfeiture of stock options                                               $   112,200    $        --
      Compensatory stock issued                                                   1,800,000             --
      Warrants exercised by shareholders from merger                                 47,802             --
      Conversion of notes payable to common stock to be issued                      578,512             --
      Accrued interest added to notes payable principal                              51,012         60,663
      Discount related to warrants and convertible notes                            160,714        278,730
      Acquisition of  equipment through capital lease obligations                        --         47,365

            See accompanying notes to condensed financial statements.

                         SENSOR SYSTEMS SOLUTIONS, INC.
                     CONDENSED NOTES TO FINANCIAL STATEMENTS
          FOR NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The financial information included herein is unaudited. The interim consolidated financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, considered necessary for a fair presentation of the Company's consolidated financial position and results of operations for the periods presented. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes presented in the Company's Form 10-KSB for the year ended December 31, 2004. Interim operating results are not necessarily indicative of operating results expected for the entire year.

Description of business

      The Company is a manufacturer and assembler of sensors and micro systems, and its products include thin film sensors, thin film pressure sensors and micro-machined pressure sensors, and micro systems that may include sensors, signal conditioning circuits, LCD display, computer interface and molded housing specifically designed to the customers needs.

Going concern

      The Company incurred a net loss of $1,158,375 and a negative cash flow from operations of $291,608 for nine months ended September 30, 2005, and had a working capital deficiency of $1,682,674 and a stockholders' deficiency of $1,407,752 at September 30, 2005. These matters raise substantial doubt about its ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. Management believes that actions are presently being taken to revise the Company's operating and financial requirements in order to improve the Company's financial position and operating results. However, given the levels of its cash resources and working capital deficiency at September 30, 2005, management believes cash to be generated by operations will not be sufficient to meet anticipated cash requirements for operations, working capital, and capital expenditures during 2005.

      On October 6, 2005, the Cornell Capital Partners, LP (Cornell) committed to provide up to $15 million of funding in the form of a Standby Equity Distribution Agreement (SEDA). In addition, On October 6, 2005, the Company issued $600,000 of convertible debentures to Cornell. On December 23, 2005, the SEDA and related agreements were terminated and the Company entered into a Securities Purchase Agreement with Cornell in which the Company agreed to sell an aggregate of $1,000,000 of convertible debentures to Cornell, of which $610,000 of the initial $800,000 proceeds was used to repay principal and accrued interest on the convertible debentures issued to Cornell on October 6, 2005. The remaining $200,000, representing the second tranche of gross proceeds, is to be funded in February, 2006. The $1,000,000 convertible debentures are secured by substantially all of the Company's assets, have a one year term and accrue interest at 10% per annum. Cornell is entitled, at its option, to convert and sell all or any part of the principal amount of the $1,000,000 convertible debentures, plus any and all accrued interest, into shares of the Company's common stock at a price equal to the lesser of (i) $0.35 and (ii) 90% of the lowest volume weighted average price of the common stock, as defined, during the fifteen trading days immediately preceding the date of conversion as quoted by Bloomberg, LP.

      The Company is also seeking an additional $1,000,000 bridge financing to further develop into a fully-equipped public company. However, no assurance can be given that such funds will be available or the term thereof. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Principles of consolidation

      The consolidated financial statements for the nine months ended September 30, 2005 and 2004 include the accounts and operations of Sensor Systems Solutions Inc. and its wholly owned subsidiary. Intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

      The  preparation  of financial  statements in conformity  with  accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock - based compensation

      The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosures" as well as those outlined in SFAS No. 123, "Accounting for Stock-Based Compensation". As permitted by SFAS 148 and SFAS 123, the Company continues to apply the provisions of Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock issued to Employees" and related interpretations in accounting for the Company's stock option plan. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair value of the Company's stock at the date of the grant, over the amount an employee must pay to acquire the stock. Stock based awards for non-employees are accounted for at fair value equal to the excess of the estimated fair value of the Company's stock over the option price using an estimated interest rate to calculate the fair value of the option. There were no stock based awards to non-employees for the nine months ended September 30, 2005.

                         SENSOR SYSTEMS SOLUTIONS, INC.
                     CONDENSED NOTES TO FINANCIAL STATEMENTS
          FOR NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

      Had compensation cost for all stock option grants been determined based on their fair value at the grant dates, consistent with the method prescribed by SFAS 148 and SFAS 123, our net loss and loss per share would have been adjusted to the pro forma amounts indicated below:

                                                Nine months ended September 30:
                                                    2005              2004
                                                -----------       -----------
Net loss                                        $(1,158,375)      $(1,134,805)
Add: Stock-based expense included in net loss        34,588            58,204
Deduct: Fair value based stock-based expense        (39,160)          (26,900)
Pro forma net loss                              $(1,162,947)      $(1,103,501)

Basic and diluted earnings per share:
As reported                                     $      (.02)      $      (.17)
Pro forma under SFAS No. 123                    $      (.02)      $      (.16)

Earnings (loss) per share

      Basic earnings (loss) per common share (EPS) are based on the weighted average number of common shares outstanding during each period. Diluted earnings per common share are based on shares outstanding (computed as under basic EPS) and potentially dilutive common shares. As of September 30, 2005 and 2004, the Company had granted stock options for 96,500 and 136,500 shares of common stock, respectively, that are potentially dilutive common shares but are not included in the computation of loss per share because their effect would be anti-dilutive. The exercise of the shareholder warrants was accounted for in earnings per share as a stock split, retroactive to the May 24, 2004 merger as discussed in Note 5.

Recent Accounting Pronouncements

      In November 2004, the FASB issued Statement of Financial Accounting Standards No. 151, "Inventory Costs". This Statement amends the guidance in ARB No. 43 Chapter 4 Inventory Pricing, to require items such as idle facility costs, excessive spoilage, double freight and rehandling costs to be expensed in the current period, regardless if they are abnormal amounts or not. This
Statement will become effective for us in the first quarter of 2006. The adoption of SFAS No. 151 is not expected to have a material impact on the Company's consolidated financial statement.

      In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 123 (R), "Share-Based Payment" ("SFAS 123(R)"). SFAS No. 123 (R) revises SFAS 123, "Accounting for Stock-Based Compensation" and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123 (R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123 (R) requires companies to recognize in the statement of operations the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). SFAS 123 (R) is effective as of the first interim or annual reporting period of the first fiscal year that begins after June 15, 2005 for small business issuers. Accordingly, the Company will adopt SFAS 123 (R) in its quarter ending March 31, 2006.

      As permitted by SFAS 123, the Company currently accounts for share-based payments to employees using APB 25's intrinsic value method. Accordingly, adoption of SFAS 123R's fair value method will have an effect on results of operations, although it will have no impact on overall financial position. The impact of adoption of SFAS 123R cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had SFAS 123R been adopted in prior periods, the effect would have approximated the SFAS 123 pro forma net loss and loss per share disclosures as shown above. SFAS 123R also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as currently required, thereby reducing net operating cash flows and increasing net financing cash flows in periods after adoption.

                         SENSOR SYSTEMS SOLUTIONS, INC.
                     CONDENSED NOTES TO FINANCIAL STATEMENTS
          FOR NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

      In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This Statement replaces APB No. 20, "Accounting Changes" and FASB No. 3, "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement includes specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The adoption of SFAS No. 154 did not have an impact on the Company's consolidated financial statements.

NOTE 2. INVENTORY

Inventory consists of the following:

                                September 30,
                                    2005          December 31,
                                 (unaudited)          2004
                                 -----------      -----------

Raw materials                    $   154,390      $   149,840
Work in process                           --            1,749
Finished goods                       124,398           68,856
                                 -----------      -----------
                                 $   278,788      $   220,445
                                 ===========      ===========

NOTE 3. NOTES PAYABLE

Notes payable consist of the following:

                                                                                          September 30,
                                                                                              2005        December 31,
                                                                                          (unaudited)         2004
                                                                                          -----------     -----------
Two lines of credit,  unsecured,  interest payable monthly at 9.25% and 10.0%
per annum, due on demand.                                                                  $  92,984      $   92,984

Note payable,  unsecured,  interest  payable monthly at prime + 3% per annum
(prime rate at September 30, 2005 was 6.75%), due on demand.                                  40,000          40,000

Note  payable,  unsecured,  interest  payable  monthly  at 10% per  annum,
payable as a percentage of any future private or public stock offerings.                      90,000          90,000

Note payable, unsecured, interest payable at 8% per annum, due on maturity date               48,745              --

                         SENSOR SYSTEMS SOLUTIONS, INC.
                     CONDENSED NOTES TO FINANCIAL STATEMENTS
          FOR NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

                                                                                          September 30,
                                                                                              2005        December 31,
                                                                                          (unaudited)         2004
                                                                                          -----------     -----------
Three notes  payable,  secured by all assets of the Company,  interest at 8% per annum,  payable at various maturities through February 21, 2006. At December 31,
2004,  there were two notes payable  totaling $ 90,000.  On February 22, 2005, a note payable for $200,000 was issued. At maturity,  the notes are convertible at the holder's option at a conversion  price equal to 70% of the weighted  average price of the common  stock for the 30 trading  days  immediately  preceding  the conversion  date. In addition,  each note has warrants  attached that,  once the note is converted  into stock,  allow the holder to purchase stock at 85% of the weighted  average price of the common stock for the 30 trading days  immediately preceding the conversion  date. The aggregate  intrinsic value of the beneficial conversion  feature  of the notes and  warrants,  valued at  $186,571  (of which
$128,571  is  related to the note  issued in 2005),  has been  recorded  as loan discount costs and are being  amortized over the life of the respective  note as
additional interest cost.                                                                    290,000          90,000

Less remaining debt discount                                                                 (56,382)        (49,061)
                                                                                           ---------         -------
                                                                                           $ 505,347         263,923
                                                                                           =========         =======

NOTE 4. NOTES PAYABLE, RELATED PARTIES

Notes payable to related parties consist of the following:

                                                                                          September 30,
                                                                                              2005        December 31,
                                                                                          (unaudited)         2004
                                                                                          -----------     -----------
Note payable to the sister of the Company's Chief Executive Officer,  secured by all assets of the Company,  interest at 14.25% per annum, due December 31, 2004.
The note payable was originally issued by Advanced Custom Sensors,  Inc. (ACSI), which merged with the company in 2004. In connection with the note payable,  the
ACSI issued warrants expiring  September 17, 2008, to purchase 190,665 shares of
ACSI's  common  stock at $0.50 per share (the ACSI warrant is  convertible  into
5,372,940  shares of the Company's  stock).  The intrinsic value of the warrants
($190,665) has been recorded as loan discount costs and is being  amortized over the life of the note as  additional  interest  cost.  The  Company is  currently
negotiating an extension of this note.                                                     $ 190,665      $  190,665

                         SENSOR SYSTEMS SOLUTIONS, INC.
                     CONDENSED NOTES TO FINANCIAL STATEMENTS
          FOR NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

                                                                                          September 30,
                                                                                              2005        December 31,
                                                                                          (unaudited)         2004
                                                                                          -----------     -----------
Note payable to the sister of the Company's Chief Executive Officer,  secured by all assets of the Company,  interest at 10.0% per annum, due March 15, 2005. The note payable was originally  issued by ACSI in 2003, at which time ACSI issued a warrant expiring September 17, 2008, to purchase 100,000 shares of stock at $.50 per  share  (the  ACSI  warrant  is  convertible  into  2,817,215  shares of the
Company's common stock.  The intrinsic value of the original warrant  ($100,000)
recorded  as a loan  discount  cost,  and was  amortized  over  the  life of the original note as additional  interest  cost. The original note was due September
16, 2204.  On September  16, 2004, a new note was issued to replace the original note.  At maturity,  the new note is  convertible  at the  holder's  option at a conversion  price equal to 80% of the weighted average price of the common stock for the 30 trading days immediately  preceding the conversion date. In addition, the note has warrants  attached  that,  once the note is  converted  into stock, allow the holder to purchase  stock at 85% of the weighted  average price of the common stock for the 30 trading days immediately  preceding the conversion date.
The  intrinsic  value  of the  beneficial  conversion  feature  of the  note and warrants,  valued at $48,125,  has been recorded as loan  discount  costs and is being  amortized  over the life of the note as  additional  interest  cost.  The
Company is currently negotiating an extension of this note.                                  110,000         110,000

Note  payable  to an  employee  of the  Company,  secured  by all  assets of the
Company,  interest at 8.0% per annum,  due November 11, 2005.  At maturity,  the note is convertible at the holder's option at a conversion price equal to 70% of the  weighted  average  price  of the  common  stock  for  the 30  trading  days immediately  preceding the conversion  date. In addition,  the note has warrants attached  that,  once the note is  converted  into  stock,  allow the  holder to purchase stock at 85% of the weighted  average price of the common stock for the
30 trading days  immediately  preceding the conversion date. The intrinsic value of the  beneficial  conversion  feature  of the note  and  warrants,  valued  at
$12,857,  has been recorded as loan discount  costs and is being  amortized over
the life of the note as additional interest cost.                                             20,000          20,000

Note payable to shareholder,  secured by all assets of the Company,  interest at
8.0% per annum, due February 3, 2006. At maturity the note is convertible at the holder's option at a conversion price equal to 70% of the weighted average price of the common stock for the 30 trading days immediately preceding the conversion date.  In  addition,  the  note has  warrants  attached  that,  once the note is converted into stock,  allow the holder to purchase stock at 85% of the weighted average price of the common stock for the 30 trading days immediately  preceding the conversion date. The intrinsic value of the beneficial conversion feature of the note and  warrants,  valued at $32,143,  has been  recorded as loan discount costs and is being  amortized  over the life of the note as additional  interest
cost.                                                                                         50,000              --

Note payable,  secured by accounts  receivable of the Company,  interest at 10%, due February  11,  2005.  The note  payable was  originally  issued by ACSI.  In connection  with the note  payable,  ACSI issued a warrant to  purchase  500,000 shares  of stock  at$.50  per  share  (the  ACSI  warrant  is  convertible  into
14,088,865  shares of the  Company's  common  stock).  The note was  payable  to
Sino-American,  Inc., a company controlled by Mr. Hanlin Chen, a director of the
Company.  On March 15, 2005,  the warrant was exercised for $250,000 of the debt outstanding. The balance of the note payable and accrued interest ($300,000) was exchanged  for 390,228  shares of the  Company's  common stock at  approximately
$0.77 per share,  which  approximated the market value of the stock on March 15,
2005.                                                                                             --         500,000

                         SENSOR SYSTEMS SOLUTIONS, INC.
                     CONDENSED NOTES TO FINANCIAL STATEMENTS
          FOR NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

                                                                                          September 30,
                                                                                              2005        December 31,
                                                                                          (unaudited)         2004
                                                                                          -----------     -----------
Notes payable,  secured by all assets of the Company,  interest at 8% per annum, due October 1, 2005. The note payable was originally  issued by ACSI in 2003, at which time ACSI issued a warrant to purchase  25,000 shares of stock at $.50 per share (the ACSI shares are  convertible  into  704,425  shares of the  Company's common  stock).  The  intrinsic  value of the  original  warrant  was  valued at
$25,000,  recorded as loan discount cost, and was amortized over the life of the original note as additional  interest  cost. The original note was due September
16,  2004.  On October 2, 2004,  a new note was issued to replace  the  original note. The intrinsic value of the beneficial  conversion  feature of the new note and new warrant, valued at $17,679, has been recorded as loan discount costs and is amortized  over the life of the new note. On March 18, 2005, the ACSI warrant was  exercised  for  $12,500 of the debt  outstanding.  The  balance of the note payable and accrued  interest  ($16,012)  was exchanged for 21,353 shares of the
Company's common stock at approximately  $0.77 per share, which approximated the
market value of the stock on March 15, 2005.                                                      --          27,500

Less remaining debt discount                                                                 (12,589)       (130,032)
                                                                                           ---------      ----------
                                                                                           $ 358,076      $  718,133
                                                                                           =========      ==========

NOTE 5. STOCKHOLDERS' EQUITY

      On May 29, 2003, Advanced Custom Sensors, Inc. (ACSI) signed an agreement with Duke Capital to retain its consulting service for merger transaction with Spectre Industries and to obtain a $250,000 unsecured bridge financing in order to finance all the expense in merger. However, Duke failed to perform to ACSI's expectation; ACSI decided to cancel its agreement with Duke before the merger was completed. On September 3, 2004, the Company agreed to issue 200,000 shares of common stock for the settlement this agreement. As an agreement was consummated and an exchange of debt had taken place, the Company recorded the stock to be issued as an equity transaction. This is a fixed number and will not change with market value.

      On May 24, 2004, Sensor System Solutions (formerly known as Spectre Industries, Inc.) a Nevada corporation, entered into an agreement and plan of merger with ACSI. Sensor issued 2,584,906 shares of its common stock and warrants to purchase up to 47,802,373 shares of its common stock to the shareholders of ACSI in exchange for all the issued and outstanding shares of ACSI. On January 29, 2005, warrants for the 47,802,464 shares of common stock were exercised. The Company recorded the par value of the stock issued ($47,802) as an increase in common stock and a reduction to additional paid in capital in the accompanying financial statements.

NOTE 6. COMMITMENTS AND CONTINGENCIES

      The Company leases its office and facility through 2007 under a long term operating lease agreement. The office and warehouse facility is shared with TransOptix Inc. (TransOptix), who signed the lease as co-tenant with the Company. The Company and TransOptix had entered into an agreement stipulating each entity's share of the rent. The Company owns 7.5% of TransOptix. The Company's Chief Executive Officer is also the Chief Executive Officer of TransOptix and owns 12% of TransOptix. On August 26, 2006, TansOptix filed for Chapter 7 bankruptcy and the Company has taken over the whole facility and is liable for the full amount of the lease. The total lease commitment as of September 30, 2005 for which the Company was liable with the default of TransOptix increased from approximately $196,000 to approximately $463,000.

                         SENSOR SYSTEMS SOLUTIONS, INC.
                     CONDENSED NOTES TO FINANCIAL STATEMENTS
          FOR NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

      A Director of the Company is the Chief Executive Officer of CAAS. On April 12, 2005, the Company entered into a Joint Venture Agreement with CAAS pursuant to which the parties would develop, produce and sale sensor and related electronic products throughout China. To that end, in 2005, the parties established Universal Sensors, Inc. ("USI") in the Wuhan East lake development zone, in Hubei, China. Pursuant to the Joint Venture Agreement, the parties agreed to invest $10,000,000, out of which the Company will invest $3,000,000 in technology and assets. USI has been in operation since 2005, and we have been in the process of transferring technology to them for the production and development of sensor products.

NOTE 7. SUBSEQUENT EVENTS

      On October 6, 2005, the Company secured a total of $15,600,000 in financing with Cornell Capital Partners, LP (Cornell) to support the continued development and growth of the Company. Cornell committed to provide up to $15 million of funding in the form of a Standby Equity Distribution Agreement
(SEDA). In addition, the Company sold an aggregate of $600,000 of convertible debentures to Cornell. In connection with the SEDA and related agreements, Company issued 1,471,429 shares of the Company's common stock to Cornell and 28,571 shares of the Company's common stock to Monitor Capital for fees. In connection with the convertible debentures, the Company issued a warrant to Cornell to purchase 600,000 shares of the Company's common stock, at $0.27 per share, expiring October 6, 2009.

      On October 19, 2005, the Company issued 200,000 shares of common stock to a lender as part of the Company's payment agreement with the lender in 2004.

      On October 19, 2005, the Company issued 725,778 shares of common stock to a lender for warrants exercised by the lender in March 2005. The shares are shown as common stock to be issued at September 30, 2005.

      On December 23, 2005, the Company entered into a termination agreement with Cornell, whereby the SEDA and related agreements were terminated. Also on December 23, 2005, the Company entered into a Securities Purchase Agreement in which the Company agreed to sell an aggregate of $1,000,000 of convertible debentures to Cornell, of which $610,000 of the initial $800,000 proceeds was used to repay the convertible debentures issued to Cornell on October 6, 2005. The remaining $200,000, representing the second tranche of the gross proceeds, is to be funded in February, 2006. The $1,000,000 convertible debentures are secured by substantially all of the Company's assets, have a one year term and accrue interest at 10% per annum. Cornell is entitled, at its option, to convert and sell all or any part of the principal amount of the $1,000,000 convertible debentures, plus any and all accrued interest, into shares of the Company's common stock at a price equal to the lesser of (i) $0.35 and (ii) 90% of the lowest volume weighted average price of the common stock, as defined, during the fifteen trading days immediately preceding the date of conversion as quoted by Bloomberg, LP. Also on December 23, 2005, the Company issued a warrant to Cornell to purchase 600,000 shares of the Company's common stock, at $0.2878 per share, expiring December 23, 2010.

      On December 27, 2005, in connection with the Securities Purchase Agreement, the Company issued a warrant to Trenwith Securities to purchase up 86,866 shares of the Company's common stock at an exercise price of $0.2878 per share. The warrant expires on December 23, 2009.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Sensor System Solutions, Inc.:

      We have audited the accompanying consolidated balance sheet of Sensor System Solutions, Inc. and subsidiary as of December 31, 2004, and the related statements of operations, changes in stockholders' deficiency, and cash flows for the years ended December 31, 2004 (consolidated) and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sensor System Solutions, Inc. and subsidiary as of December 31, 2004, and the results of their operations and their cash flows for the years ended December 31, 2004
(consolidated) and 2003, in conformity with accounting principles generally accepted in the United States of America.

      The accompanying consolidated 2004 financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company incurred a net loss of $3,662,390 and a negative cash flow from operations of $594,293 for the year ended December 31, 2004, and had a working capital deficiency of $1,353,308 and a stockholders' deficiency of $1,023,191 at December 31, 2004. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida
April 4, 2005, except for note 9, as to which the date is February 8, 2006.

           SENSOR SYSTEM SOLUTIONS, INC. AND SUBSIDIARY AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                             As of December 31, 2004


                                     ASSETS
CURRENT ASSETS
  Cash                                                                               $     17,115
  Accounts receivable                                                                     100,530
  Inventory                                                                               220,445
  Prepaids and other current assets                                                        24,552
                                                                                     ------------
    Total current assets                                                                  362,642
                                                                                     ------------
Property and equipment, net                                                               320,717
                                                                                     ------------
Other assets                                                                               54,112
                                                                                     ------------
Total assets                                                                         $    737,471
                                                                                     ============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                              $    720,817
  Notes payable                                                                           692,692
  Notes payable, related parties                                                          289,365
  Current portion of capital lease obligations                                              7,819
    Current portion of deferred rent concession                                             5,257
                                                                                     ------------
    Total current liabilities                                                           1,715,950
                                                                                     ------------
LONG-TERM LIABILITIES
  Capital lease obligations, net of current portion                                        34,199
  Deferred rent concession, net of current portion                                         10,513
                                                                                     ------------
                                                                                           44,712
                                                                                     ------------
Commitments and contingencies

STOCKHOLDERS' DEFICIENCY
  Preferred stock, $.001 par value, 20,000,000 shares authorized, none outstanding             --
  Common stock, $.001 par value, 180,000,000 shares authorized, 3,976,868 issued
    and outstanding                                                                         3,977
  Common stock to be issued (7,700,000 shares)                                          9,300,000
  Additional paid-in capital                                                            4,867,790
  Deferred compensation                                                                  (186,400)
  Accumulated deficit                                                                 (15,008,558)
                                                                                     ------------
    Total stockholders' deficiency                                                     (1,023,191)
                                                                                     ------------
Total liabilities and stockholders' deficiency                                       $    737,471
                                                                                     ============

                 See accompanying notes to financial statements

                  SENSOR SYSTEM SOLUTIONS, INC. AND SUBSIDIARY
                            STATEMENTS OF OPERATIONS
          For the years ended December 31, 2004 (Consolidated) and 2003

                                                                 2004           2003
                                                            -------------   ------------
                                                            (Consolidated)
Sale, net                                                   $    661,340    $    436,071
Cost of goods sold                                               579,790         401,697
                                                            ------------    ------------
Gross profit                                                      81,550          34,374
                                                            ------------    ------------
Operating expenses                                             1,292,072         874,506
Amortization of discount on notes payable                        651,868         121,223
Stock-based compensation costs                                 1,800,000              --
                                                            ------------    ------------
    Total operating expenses                                   3,743,940         995,729
                                                            ------------    ------------
Net loss                                                    $ (3,662,390)   $   (961,355)
                                                            ============    ============
Loss per common share, basic and diluted                    $      (0.46)   $      (0.39)
                                                            ============    ============
Weighted average shares outstanding, basic and diluted         7,920,079       2,486,539
                                                            ============    ============

                 See accompanying notes to financial statements.

                  SENSOR SYSTEM SOLUTIONS, INC. AND SUBSIDIARY
                STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
          For the years ended December 31, 2004 (Consolidated) and 2003


                            Sensor     Sensor       ACSI          ACSI
                            common     common       common        common       Common
                            stock      stock        stock         stock       stock to
                            shares     amount       shares        amount      be issued
                          ---------  ----------   ----------    -----------   ----------
Balance January 1, 2003         --  $        --     2,466,868   $ 3,433,679   $       --
Issuance of stock
  for settlement of
  amount due to
  vendor                        --           --        82,969       160,000           --
Issuance of stock
  for settlement of
  accounts payable              --           --        35,058        45,834           --
Intrinsic value of
  common stock
  issued with notes
  payable                       --           --            --            --           --
Issuance of stock
  options                       --           --            --            --           --
Amortization of
  deferred
  compensation                  --           --            --            --           --
Net loss                        --           --            --            --           --
                         ---------  -----------   -----------   -----------   ----------
Balance December
  31, 2003                      --           --     2,584,895     3,639,513           --
Common stock of
  Sensor
  outstanding when
  Advanced Custom
  Sensors, Inc was
  merged into
  Sensor, Inc.           1,391,962        1,392            --            --           --
Exchange of
  Advanced Custom
  Sensors, Inc.
  common stock for
  Sensor, Inc.
  common stock           2,584,906        2,585    (2,584,895)   (3,639,513)          --
Stock options
  issued to
  employees                     --           --            --            --           --
Common stock
  warrants issued
  with notes payable            --           --            --            --           --
Amortization of
  deferred
  compensation                  --           --            --            --           --
Stock to be issued
  (200,000 shares)
  for settlement of
  note payable                                                                   300,000
Compensatory stock
  to be issued
(1,500,000 shares)                                                             1,800,000
Stock dividend to
  be issued
  (6,000,000 shares)                                                           7,200,000
Net loss                        --           --            --            --           --
                         ---------  -----------   -----------   -----------   ----------
Balance December
  31, 2004               3,976,868  $     3,977   $        --   $        --   $9,300,000
                         =========  ===========   ===========   ===========   ==========

                                       Additional
                          Treasury       paid-in       Deferred       Accumulated
                            stock        capital     compensation       deficit       Total
                         -----------   -----------   ------------    -----------     -------
Balance January 1, 2003  $   (10,000)  $   198,000      (198,000)    (3,184,813)     238,866
Issuance of stock
  for settlement of
  amount due to
  vendor                          --            --            --             --      160,000
Issuance of stock
  for settlement of
  accounts payable                --            --            --             --       45,834
Intrinsic value of
  common stock
  issued with notes
  payable                         --       315,666            --             --      315,666
Issuance of stock
  options                         --        72,270       (72,270)            --           --
Amortization of
  deferred
  compensation                    --            --        49,500             --       49,500
Net loss                          --            --            --       (961,355)    (961,355)
                         -----------   -----------   -----------   ------------  -----------
Balance December
  31, 2003                   (10,000)      585,936      (220,770)    (4,146,168)    (151,489)
Common stock of
  Sensor
  outstanding when
  Advanced Custom
  Sensors, Inc was
  merged into
  Sensor, Inc.                    --        (1,392)           --             --           --
Exchange of
  Advanced Custom
  Sensors, Inc.
  common stock for
  Sensor, Inc.
  common stock                10,000     3,626,928            --             --           --
Stock options
  issued to
  employees                       --        19,800       (19,800)            --           --
Common stock
  warrants issued
  with notes payable              --       636,518                           --      636,518
Amortization of
  deferred
  compensation                    --            --        54,170             --       54,170
Stock to be issued
  (200,000 shares)
  for settlement of
  note payable                    --            --            --             --      300,000
Compensatory stock
  to be issued
(1,500,000 shares)                --            --            --             --    1,800,000
Stock dividend to
  be issued
  (6,000,000 shares)                                                ( 7,200,000)          --
Net loss                          --                          --     (3,662,390)  (3,662,390)
                         -----------   -----------   -----------   ------------  -----------
Balance December
  31, 2004               $        --   $ 4,867,790   $  (186,400)  $(15,008,558) $(1,023,191)
                         ===========   ===========   ===========   ============  ===========

                 See accompanying notes to financial statements.

                  SENSOR SYSTEM SOLUTIONS, INC. AND SUBSIDIARY
                            STATEMENTS OF CASH FLOWS
          For the years ended December 31, 2004 (Consolidated) and 2003

                                                                                   2004         2003
                                                                             -------------   ---------
                                                                             (Consolidated)
Cash flows from operating activities:
Net loss                                                                      $(3,662,390)   $(961,355)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation costs                                                  1,800,000           --
Costs related to settlement of note payable                                       140,000           --
Depreciation and amortization                                                     109,954      113,927
Amortization of discount cost on notes payable                                    651,868      121,223
Amortization of deferred compensation                                              54,170       49,500
Changes in operating assets and liabilities:
  Accounts receivable                                                             (32,992)     (24,059)
  Inventories                                                                     (20,913)     (31,333)
  Prepaids and other current assets                                               (20,445)      (4,001)
  Accounts payable and accrued expenses                                           370,685      234,399
  Deferred rent concession                                                         15,770           --
                                                                              -----------    ---------
    Net Cash Used In Operating Activities                                        (594,293)    (501,699)
                                                                              -----------    ---------
Cash flows from investing activities:
  Purchase of property and equipment                                               (3,957)      (1,289)

Cash flows from financing activities:
  Proceeds from notes payable                                                     590,000      407,984
  Proceeds from notes payable, related parties                                     20,000      100,000
  Principal payments on capital leases                                             (5,347)          --
                                                                              -----------    ---------
    Net Cash Provided By Financing Activities                                     604,653      507,984
                                                                              -----------    ---------
Net increase in cash and cash equivalents                                           6,403        4,996

Cash and cash equivalents, beginning of the year                                   10,712        5,716
                                                                              -----------    ---------
Cash and cash equivalents, end of the year                                    $    17,115    $  10,712
                                                                              ===========    =========
Cash paid for:
  Interest                                                                    $    14,458    $   7,715
                                                                              ===========    =========
  Taxes                                                                               800          800
                                                                              ===========    =========
Non-cash investing and financing activities:
Acquisition of equipment through capital lease obligations                    $    47,365    $      --
Issuance of stock options                                                          19,800       72.270
Interest payable added to principal amount of notes payable                        12,500           --
Discount related to warrants and convertible notes                                636,518      316,666
Issuance of stock for settlement of due to vendor                                      --     (160,000)
Issuance of stock for settlement of accounts payable                                   --      (45,834


                 See accompanying notes to financial statements.

                         SENSOR SYSTEMS SOLUTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2004 (CONSOLIDATED) AND 2003

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of business

The Company is a manufacturer and assembler of sensors and micro systems, and its products include thin film sensors, thin film pressure sensors and micro-machined pressure sensors, and micro systems that may include sensors, signal conditioning circuits, LCD display, computer interface and molded housing specifically designed to the customers needs.

Merger

On May 24, 2004, Sensor System Solutions (formerly known as Spectre Industries, Inc.,) a Nevada corporation, entered into an agreement and plan of merger (the Merger) with Advanced Custom Sensors, Inc. (ACSI). Sensor issued 2,584,906 shares of its common stock and warrants (the Merger Warrants) to purchase up to 47,802,373 shares of its common stock to the shareholders of ACSI in exchange for all the issued and outstanding shares of ACSI. The transaction was accounted for as a recapitalization with ACSI deemed to be the accounting acquirer and Spectre the legal acquirer. All financial information included in these financial statements prior to the Merger is that of ACSI, as if ACSI had been the registrant. The financial information since the Merger is that of ACSI and Sensor consolidated.

All references to "Sensor", "Spectre" and "ACSI", mean Spectre or ACSI separately prior to the Merger and Sensor (the Company) after the Merger.

The Company agreed that it would "spin-off" certain assets and liabilities included in Spectre in connection with the Merger on May 24, 2004. These assets and liabilities were transferred to Spectre Holdings, Inc. (Spectre Holdings), a wholly-owned subsidiary of the Company. On December 15, 2004, in consideration for making and guaranteeing certain representations, warranties and obligation in connection with the Agreement and Plan of Merger dated March 13, 2004 by and between the Company and ACSI, the Company transferred 20,878,081 shares of common stock, which are all of the issued and outstanding shares of Spectre Holdings to Ian Grant, a Director of the Company and shareholder in Spectre. As the Company never had direct or indirect control of those assets and liabilities, Spectre Holdings was not considered owned at the date of the Merger.

Going concern

The Company incurred a net loss of $3,662,390 and a negative cash flow from operations of $594,293 for the year ended December 31, 2004, and had a working capital deficiency of $1,353,308 and a stockholders' deficiency of $1,023,191 at December 31, 2004. These matters raise substantial doubt about its ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. Management believes that actions are presently being taken to revise the Company's operating and financial requirements in order to improve the Company's financial position and operating results. However, given the levels of its cash resources and working capital deficiency at December 31, 2004, management believes cash to be generated by operations will not be sufficient to meet anticipated cash requirements for operations, working capital, and capital expenditures during 2005. The Company completed a merger and recapitalization on May 20, 2004, with Spectre Industries, Inc., a public company, to gain access to the United States and European capital markets, but there can be no assurances that the Company will ultimately be successful in this regard. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Principles of consolidation

The 2004 consolidated financial statements include the accounts and operations of Sensor System Solutions Inc. and its wholly owned subsidiary. Intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts receivable

The company performs ongoing credit evaluations of its customers and generally does not require collateral. An appropriate allowance for doubtful accounts is included in accounts receivable.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market.

Property and equipment

Property and  equipment  are stated at cost less  accumulated  depreciation  and amortization. Expenditures for additions, renewals, and improvements are capitalized. Costs of repairs and maintenance are expensed when incurred.
Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized over the shorter of the lease term or the asset's useful life.

Impairment of long-lived assets

Property and equipment and other long-lived assets are evaluated for impairment whenever events or conditions indicate that the carrying value of an asset may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets. Such analyses necessarily involve significant judgment. There were no impairment losses recorded in 2004 or 2003.

Note payable-debt discount cost

The Company has issued warrants to investors and related parties in conjunction with notes payable. The discounts allocated to the warrants are being treated as additional consideration for notes payable and are being amortized over the life of the note as additional interest cost.

Revenue Recognition

The Company recognizes revenue when risk of loss and title to the product is transferred to the customer, which occurs at shipment

Income taxes

The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized and measured using enacted tax rates at the balance sheet date. Deferred tax expense or benefit is the result of changes in deferred tax assets and liabilities. Valuation allowances are established when necessary to reduce net deferred taxes to amounts that are more likely than not to be realized.

Stock - based compensation

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosures" as well as those outlined in SFAS No. 123, "Accounting for Stock-Based Compensation". As permitted by SFAS 148 and SFAS 123, the Company continues to apply the provisions of Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock issued to Employees" and related interpretations in accounting for the Company's stock option plan. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair value of the Company's stock at the date of the grant, over the amount an employee must pay to acquire the stock. Stock based awards for non-employees are accounted for at fair value equal to the excess of the estimated fair value of the Company's stock over the option price using an estimated interest rate to calculate the fair value of the option. There were no stock based awards to non-employees in 2004 or 2003.

Had compensation cost for all stock option grants been determined based on their fair value at the grant dates, consistent with the method prescribed by SFAS 148 and SFAS 123, our net loss and loss per share would have been adjusted to the pro forma amounts indicated below:

                                                  Year ended December 31:
                                                    2004          2003
                                                -----------    ---------

Net loss                                        $(3,662,390)   $(961,355)
Add: Stock-based expense included in net loss        54,170       49,500
Deduct: Fair value based stock-based expense        (58,880)     (51,750)
                                                -----------    ---------
Pro forma net loss                              $(3,667,100)   $(963,605)
                                                ===========    =========

Basic and diluted earnings per share:
As reported                                     $     (0.46)   $   (0.39)
Pro forma under SFAS No. 123                    $     (0.46)   $   (0.39)


Earnings (loss) per share

Basic earnings (loss) per common share (EPS) are based on the weighted average number of common shares outstanding during each period (see Note 9). Diluted earnings per common share are based on shares outstanding (computed as under basic EPS) and potentially dilutive common shares. As of December 31, 2004 and 2003, the Company had granted stock options for 96,500 and 136,500 shares of common stock, respectively, that are potentially dilutive common shares but are not included in the computation of loss per share because their effect would be anti-dilutive.

Comprehensive income (loss)

The Company has no items of other comprehensive income (loss) for the years ended December 31, 2004 and 2003.

Fair value of financial instruments

The Company believes that the carrying value of its cash, accounts receivable, accounts payable, accrued liabilities, notes payable, and notes payable to related parties as of December 31, 2004 approximates their respective fair values due to the demand or short-term nature of those instruments. The carrying value of long-term obligations approximates the fair value based on the effective interest rates compared to current market rates.

Concentration of Credit Risk

Financial instruments that are exposed to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may have exceeded federally insured levels at various times during the year. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk in cash.

The Company had four customers that accounted for 29% and 42% of sales in the years ended December 31, 2004 and 2003, respectively. Approximately 90% and 10% of the Company's sales in the years ended December 31, 2004 and 2003 were to customers in North America and Asia respectively.

Reclassification

Certain prior year amounts have been reclassified to conform to the current year presentation.

Recent Accounting Pronouncements

In November 2004, the FASB issued Statement of Financial Accounting Standards No. 151, "Inventory Costs". This Statement amends the guidance in ARB No. 43 Chapter 4 Inventory Pricing, to require items such as idle facility costs, excessive spoilage, double freight and rehandling costs to be expensed in the current period, regardless if they are abnormal amounts or not. This Statement will become effective for us in the first quarter of 2006. The adoption of SFAS No. 151 is not expected to have a material impact on our financial condition, results of operations, or cash flows.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" (SFAS 123R), which revises SFAS No. 123. SFAS 123R also supersedes APB No. 25 and amends SFAS No. 95, "Statement of Cash Flows". In general, the accounting required by SFAS 123R is similar to that of SFAS No. 123. However, SFAS No. 123 gave companies a choice to either recognize the fair value of stock options in their income statements or disclose the pro forma income statement effect of the fair value of stock options in the notes to the financial statements. SFAS 123R eliminates that choice and requires the fair value of all share-based payments to employees, including the fair value of grants of employee stock options, be recognized in the income statement, generally over the option vesting period. SFAS 123R must be adopted no later than July 1, 2005. Early adoption is permitted.

The Company is currently evaluating the timing and manner in which it will adopt SFAS 123R. As permitted by SFAS 123, the Company currently accounts for share-based payments to employees using APB 25's intrinsic value method. Accordingly, adoption of SFAS 123R's fair value method will have an effect on results of operations, although it will have no impact on overall financial position. The impact of adoption of SFAS 123R cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had SFAS 123R been adopted in prior periods, the effect would have approximated the SFAS 123 pro forma net loss and loss per share disclosures as shown above. SFAS 123R also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as currently required, thereby reducing net operating cash flows and increasing net financing cash flows in periods after adoption.

NOTE 2. INVENTORY

Inventory consists of the following as of December 31, 2004:

Raw materials                                                           $149,840
Work in process                                                            1,749
Finished goods                                                            68,856
                                                                        --------
                                                                        $220,445
                                                                        ========

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31, 2004:

Machinery and equipment                                               $ 586,812
Office equipment                                                          2,636
Furniture and fixtures                                                   17,398
Equipment under capital leases                                           47,365
Leasehold improvements                                                  143,637
                                                                      ---------
                                                                        797,848

Less accumulated depreciation and amortization                         (477,131)
                                                                      ---------

                                                                      $ 320,717
                                                                      =========


Depreciation and amortization expense of $109,954 and $113,927 is reflected in the accompanying Statement of Operations for the years ended December 31, 2004 and 2003, respectively.

As of December 31, 2004 the Company maintained tooling assets with a net book value of approximately $160,000 at their main supplier located in Taiwan. Although this country is considered politically and economically stable, it is possible that unanticipated events in this foreign country could disrupt the operations of the Company because their main supplier is located there, has possession of the tooling assets, and manufactures certain products.

NOTE 4. INVESTMENT IN AFFILIATED ENTITY

The Company owns 7.5% of TransOptix, Inc. (TransOptix), a company involved in the design and manufacturing of optical switches for telecommunication. The Company's Chief Executive Officer is also the Chief Executive Officer of TransOptix and owns 12% of TransOptix. At December 31, 2003, the Company and the Company's Chief Executive Officer owned 14.3% and 15%, respectively, in TransOptix. These percentages were reduced in 2004 when additional investments were made from its board members. As a result of the combined equity holdings of TransOptix by the Company and its Chief Executive Officer, the Company accounts for this investment under the equity method of accounting. The Company discontinued applying the equity method in 2002 when Company's share of losses of TransOptix exceeded its investment in TransOptix. The Company did not record any income or loss from TransOptix in 2004 or 2003. The Company and TransOptix share the same office and facility. There were no transactions between the Company and TransOptix in 2004 or 2003.

Summarized unaudited financial information for TransOptix, Inc. is as follows:

                                                                   December 31,
                                                                       2004
                                                                   ------------

Current assets                                                     $    363,082
Fixed assets, net                                                       359,011
Other Assets                                                             23,079
                                                                   ------------

                                                                   $    745,172
                                                                   ============

Current liabilities                                                $     37,905
Note payable - stockholder                                               12,488
Note payable                                                          2,249,920
Stockholders' deficiency                                             (1,555,141)
                                                                   ------------

                                                                   $    745,172
                                                                   ============


                                                    Year ended      Year ended
                                                   December 31,    December 31,
                                                       2004            2003
                                                   ------------    ------------

Revenues                                           $    674,702    $     94,099
Cost of revenues                                        441,861          26,893
                                                   ------------    ------------
Gross profit                                            232,841          67,206
Operating expenses                                    1,399,446       1,002,491
                                                   ------------    ------------
Net loss                                           $ (1,166,605)   $   (935,285)
                                                   ============    ============

NOTE 5.  NOTES PAYABLE

Notes payable consist of the following at December 31, 2004:

Two lines of credit, unsecured, interest payable monthly at 8.5% and 9.5% per
annum, due on demand                                                               $ 92,983

Note Payable, unsecured, interest payable monthly at Prime + 3% per annum (prime
rate at December 31, 2004 was 5.25%), due on demand                                  40,000

Note payable, unsecured, interest payable monthly at 10% per annum, payable as a percentage of any future private or public stock offerings (see Note 9 with
regard to the September 3, 2004 settlement agreement)                                90,000

Note payable, secured by accounts receivable of the Company, interest at 10%, due February 11, 2005. In connection with this loan, the Company issued warrants to purchase 500,000 shares of ACSI's common stock at $.50 per share. The intrinsic value of the warrants was valued at $500,000 has been recorded as loan discount costs and is being amortized over the life of the note as additional interest cost. After maturity, the lender agreed to convert the loan into shares of the Company's stock. On March 15, 2005, an agreement was made to convert the
note payable and warrant into 500,000 shares of commons stock                       500,000

Three notes payable, secured by all assets of the Company, interest at 8% per annum, payable at various maturities through October 18, 2005. At maturity, the notes are convertible at the holder's option at a conversion price equal to 70%
of the weighted average price of the common stock for the 30 trading days immediately preceding the conversion date. In addition, each note has warrants attached that, once the note is converted into stock, allow the holder to purchase stock at 85% of the weighted average price of the common stock for the
30 trading days immediately preceding the conversion date. The intrinsic value of the beneficial conversion feature of the notes and warrants, valued at
$75,536, have been recorded as loan discount costs and are being amortized over
the life of the respective note as additional interest cost                         117,500

Less remaining debt discount                                                       (147,791)
                                                                                   --------

                                                                                   $692,692
                                                                                   --------

NOTE 6.  NOTES PAYABLE, RELATED PARTIES

Notes payable to related parties consist of the following at December 31, 2004:

Note payable to the sister of the Company's Chief Executive Officer, secured by all assets of the Company, interest at 14.25% per annum, due December 31, 2004
In connection with the note payable, the Company issued warrants to purchase
190,665 shares of ACSI's common stock at $.50 per share and 110,000 shares of
Spectre's common stock at a price equal to 85% of the average trading price of the Company common stock at March 16, 2005. The intrinsic value of the warrants, valued at $190,665, has been recorded as loan discount costs and are being amortized over the life of the note as additional interest cost. The Company is
currently negotiating an extension of this note                                    $ 190,665

Note payable to the sister of the Company's Chief Executive Officer, secured by all assets of the Company, interest at 10.0% per annum, due March 15, 2005. At maturity, the note is convertible at the holder's option at a conversion price equal to 80% of the weighted average price of the common stock for the 30 trading days immediately preceding the conversion date. In addition, the note has warrants attached that, once the note is converted into stock, allow the holder to purchase stock at 85% of the weighted average price of the common stock for the 30 trading days immediately preceding the conversion date. The intrinsic value of the beneficial conversion feature of the note and warrants, valued at $48,125, has been recorded as loan discount costs and is being amortized over the life of the note as additional interest cost. The Company is
currently negotiating an extension of this note                                      110,000

Note payable to an employee of the Company, secured by all assets of the
Company, interest at 10.0% per annum, due March 15, 2005. At maturity, the note is convertible at the holder's option at a conversion price equal to 80% of the weighted average price of the common stock for the 30 trading days immediately preceding the conversion date. In addition, the note has warrants attached that, once the note is converted into stock, allow the holder to purchase stock at 85%
of the weighted average price of the common stock for the 30 trading days immediately preceding the conversion date. The intrinsic value of the beneficial conversion feature of the note and warrants, valued at $12,857, has been recorded as loan discount costs and is being amortized over the life of the note
as additional interest cost                                                           20,000

Less remaining debt discount                                                         (31,300)
                                                                                   ---------
                                                                                   $ 289,365
                                                                                   =========

NOTE 7. CAPITAL LEASE OBLIGATIONS

The Company leases certain equipment under two capital leases with monthly payments of $360 and $701, respectively, including interest at 12.75% per annum.

Future minimum annual rental payments for capitalized leases are as follows:

      Years ending December 31,                                         Amount
--------------------------------------------------------------------   --------
                 2005                                                  $ 12,732
                 2006                                                    12,732
                 2007                                                    12,732
                 2008                                                    12,732
                 2009                                                     3,543
                                                                       --------
                                                                         54,471
Amount representing interest                                            (12,453)
                                                                       --------
Present value of minimum lease payments                                  42,018
Less: Current portion                                                    (7,819)
                                                                       --------
                                                                       $ 34,199
                                                                       ========


NOTE 8. INCOME TAXES

There is no income tax provision due to continuing tax losses.

Significant components of the Company's deferred income tax assets at December 31, 2004 and 2003 are as follows:

                                                          2004          2003
                                                      -----------    ---------
Deferred income tax asset:
Net operating loss carry forward                      $ 1,716,000    $ 850,000
Valuation allowance                                    (1,716,000)    (850,000)
                                                      -----------    ---------
Net deferred income tax asset                         $        --    $      --
                                                      ===========    =========


Reconciliation of the effective income tax rate to the U. S. statutory rate is as follows:

                                                          2004          2003
                                                      -----------    ---------
Tax expense at the U.S. statutory
income tax rate                                             (34.0)%      (34.0)%
Increase in the valuation allowance                          34.0         34.0
                                                      -----------    ---------
Effective income tax rate                                      -- %         -- %
                                                      ===========    =========



Deferred taxes are recorded to give recognition to temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements. Deferred tax assets generally represent items that can be used as a tax deduction or credit in future years. Deferred tax liabilities generally represent items that we have taken a tax deduction for, but have not yet recorded in the Consolidated Statement of Operations.

Net operating loss carryforwards totaling approximately $3.5 million federal and $1 million state amounts at December 31, 2004 are being carried forward. The net operating loss carryforwards expire at various dates through 2024 for federal purposes and 2015 for state purposes.

A full valuation allowance has been established due to the lack of earnings as support for recognition of the deferred tax assets recorded.

NOTE 9. STOCKHOLDERS' EQUITY

On May 24, 2004 (the date of the Merger, see Note 1), the Company issued 2,584,905 shares of its common stock and warrants to purchase up to 47,802,373 shares of its common stock (see Note 12), to the shareholders of ACSI in exchange for all the issued and outstanding shares of ACSI. On December 4, 2004, the Company granted 7,500,000 shares of its common stock (which are included in the weighted average shares computation from May 24, 2004) to five current shareholders who were shareholders in Spectre, including two individuals who are also Directors of the Company, for providing services to the Company. Of the shares granted on December 4, 2004, 1,500,000 shares represented stock-based compensation in the amount of $1,800,000 and 6,000,000 shares were deemed to be a stock dividend. The fair value of the shares granted was based on the most recent closing stock price of $1.20 per share prior to the grant.

Effective June 8, 2004 the Board of Directors initiated a fifteen for one reverse split of the common stock. It also increased the authorized number of common stock shares from 100,000,000 to 180,000,000. All share and per share amounts included herein have been restated to reflect the effects of the split and the stock dividend as if they had occurred at the beginning of the period.

On September 3, 2004, the Company negotiated a settlement of an unsecured note payable for $250,000 that was due March 9, 2004. Terms of the settlement require the Company to pay $90,000 plus interest at 10% per annum, payable from future stock offerings. In addition, the Company is to issue 200,000 shares of common stock to the lender. The fair value of the shares to be issued was determined to be $1.50 per share based on the OTC Bulletin Board (OTCBB) closing price for the Company's stock on September 3, 2004, for a total fair value of $300,000. The Company recorded the difference between the net carrying amount of the extinguished note ($250,000) and the settlement price ($390,000) as settlement costs on note payable of $140,000 in the accompanying financial statements.

NOTE 10. STOCK OPTIONS AND WARRANTS

Stock Option Plan

The Company has a stock option plan, which provides for the granting of options to employees, independent representatives and directors of the Company. The Company is authorized to issue 200,000 shares of common stock. The exercise price is fixed by the plan administrator. The shares vest over 4 years upon the optionee's completion of service. The options expire ten years from the date of grant.

For the year ended December 31, 2004, in accordance with APB No. 25, the intrinsic value of the 10,000 stock options granted under this plan was $19,800 and was recorded as deferred compensation and additional paid-in capital in the accompanying financial statements (and is being amortized over the vesting periods of the options.) Amortization of the deferred compensation related to these stock options totaled $4,125.

At December 31, 2004, options outstanding are as follows:

                                                                     Average
                                                       Shares     Exercise Price
                                                      --------    --------------

Balance at January 1, 2004                             136,500    $          .50
Granted                                                 10,000    $          .50
Exercised                                                   --
Cancelled                                              (50,000)   $          .50
                                                      --------    --------------
Balance at December 31, 2004                            96,500    $          .50
                                                      ========    ==============

Additional information regarding options outstanding as of December 31, 2004 is as follows:

                      Options outstanding           Options exercisable
                 ------------------------------   ----------------------
                               Weighted average   Weighted                 Weighted
                                  remaining       average                  average
                   Number        contractual      exercise     Number      exercise
Exercise price   outstanding     life (years)      price     exercisable    price
--------------   -----------   ----------------   --------   -----------   --------
$0.50                 96,500                1.5   $   0.50            --         --


Warrants

During 2003, in conjunction with the issuance of certain notes payable, the board of directors approved the issuance of warrants to purchase a total of 315,666 shares of the Company's common stock. The warrants are exercisable at $.50 per share, are exercisable upon issuance, and expire in five years from issuance. The warrants had a total fair value of $315,666, which has been accounted for as notes payable - debt discount cost and is being amortized over the life of the related debt.

During 2004, in conjunction with the issuance of a note payable, the board of directors approved the issuance of warrants to purchase a total of 500,000 shares of the Company's common stock. The warrants are exercisable at $.50 per share, are exercisable upon issuance, and expire in five years from issuance. The warrants had a total fair value of $500,000, which has been accounted for as note payable-debt discount cost and is being amortized over the life of the related debt.

On May 24, 2004, as part of the merger between the Company and ACSI, the Company issued warrants to purchase up to 47,802,464 shares of its common stock. The warrants are exercisable at $.0001 per share, are exercisable six months after the merger closing date, and expire three years from issuance.

At December 31, 2004, stock purchase warrants outstanding were as follows:

                                                                     Average
                                                      Shares     Exercise Price
                                                    ----------   --------------

Balance at January 1, 2004                             315,666   $          .50
Granted                                             48,302,373   $         .005
Exercised                                                   --
Cancelled                                                   --
                                                    ----------   --------------
Balance at December 31, 2004                        48,618,039   $         .008
                                                    ==========   ==============


Additional information regarding stock purchase warrants outstanding as of December 31, 2004 is as follows:

                        Warrants outstanding          Warrants exercisable
                 ---------------------------------   ----------------------
                                  Weighted average   Weighted                 Weighted
                                     remaining       average                  average
                   Number           contractual      exercise     Number      exercise
Exercise price   outstanding        life (years)      price     exercisable    price
--------------   -----------      ----------------   --------   -----------   --------
$ 0.50               815,666                   4.5       0.50       816,666   $   0.50
$.0001            47,802,373(A)                3.0      .0001    47,802,373   $  .0001


(A) See Note 12 for subsequent exercise of warrants

NOTE 11. COMMITMENT AND CONTINGENCIES

Operating Leases

The Company leases its office and facility through 2007 under a long term operating lease agreement. Under terms of the lease, the Company pays the cost of repairs and maintenance. The office and warehouse facility is shared with TransOptix, who signed the lease as co-tenant with the Company. The Company and TransOptix have entered into an agreement stipulating each entities share of the rent, however, in event of default by TransOptix, the Company could contingently be liable for the full amount of the rent.

Future minimum lease commitments for the Company's share under this lease at December 31, 2004 are as follows:

Year Ended December 31,
--------------------------------------------------------------------
           2005                                                         $104,131
           2006                                                          104,906
           2007                                                           91,520
--------------------------------------------------------------------    --------
                                                                        $300,557
                                                                        ========


The total lease commitment as of December 31, 2004 for which the Company could be contingently liable in the event of default of TransOptix is approximately $650,000. Rent expense for the years ended December 31, 2004 and 2003 was $122,905 and $116,588 respectively.

NOTE 12. SUBSEQUENT EVENTS

On January 26, 2005, in relation to the Merger, warrants for 47,802,373 shares of common stock were exercised for .0001 per share.

On February 3, 2005 and February 22, 2005, two notes payable for $50,000 and $200,000, respectively, were issued. The notes are secured by all assets of the Company, interest is payable at 8% per annum, and the notes mature February 3, 2006 and February 22, 2006, respectively. At maturity, the notes are convertible at the holder's option at a conversion price equal to 70% of the weighted average price of the common stock for the 30 trading days immediately preceding the conversion date. In addition, each note has warrants attached that, once the note is converted into stock, allow the holder to purchase stock at 85% of the weighted average price of the common stock for the 30 trading days immediately preceding the conversion date.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Sensor System Solutions, Inc. except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

-----------------------

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

      |_|   except the common stock offered by this prospectus;

      |_| in any jurisdiction in which the offer or solicitation is not authorized;

      |_| in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

      |_| to any person to whom it is unlawful to make the offer or solicitation; or

      |_| to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

      |_| there have been no changes in the affairs of Sensor System Solutions, Inc. after the date of this prospectus; or

      |_| the information contained in this prospectus is correct after the date of this prospectus.

                             -----------------------

Until _________, 2006, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.


                             ----------------------

                                   PROSPECTUS

                              ---------------------




                        20,636,866 Shares of Common Stock



                          SENSOR SYSTEM SOLUTIONS, INC.





                              ______________, 2006

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's Articles of Incorporation limits the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or unlawful stock repurchases or redemptions as provided under Nevada law, or (iv) any transaction from which the director derived an improper personal benefit.

      The Company's Bylaws provide that the Company shall indemnify its officers, directors, employees and other agents to the maximum extent permitted by Delaware law. The Company's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

      The Company believes that the provisions in its Articles of Incorporation and its Bylaws are necessary to attract and retain qualified persons as officers and directors.

      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of Sensor System pursuant to the foregoing, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Sensor System will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee                   $   600.00
Printing and Engraving Expenses                                       $ 2,500.00
Accounting Fees and Expenses                                          $20,000.00
Legal Fees and Expenses                                               $50,000.00
Miscellaneous                                                         $11,900.00

TOTAL                                                                 $85,000.00


ITEM 26. SALES OF UNREGISTERED SECURITIES

      During the past three years the registrant has issued the following securities without registration under the Securities Act of 1933:

      On December 23, 2005, the Company issued to Cornell Capital Partners secured convertible debentures in the principal amount of $1,000,000. The Convertible Debentures are secured by substantially all of the Company's assets, have a one year term and accrue interest at 10% per annum. Cornell is entitled, at its option, to convert and sell all or any part of the principal amount of the Convertible Debentures, plus any and all accrued interest, into shares of Common Stock at a price equal to the lesser of (i) $0.35 and (ii) ninety percent (90%) of the lowest volume weighted average price of the Common Stock during the fifteen (15) trading days immediately preceding the date of conversion as quoted by Bloomberg, LP. Out of the total principal amount of $1,000,000, in December 2005, we received gross proceeds of $800,000, and the remaining $200,000, representing the second tranche of the gross proceeds, is to be funded in February 2006. In December 2005, we received $143,000 representing the net proceeds from the issuance of secured convertible debentures to Cornell Capital Partners under the Securities Purchase Agreement, dated December 23, 2005. The total proceeds were net of $47,000 in expenses and the payment of $610,000 to Cornell Capital Partners for the repayment of principal and interest of the secured convertible debentures issued to Cornell Capital Partners on October 6, 2005

      On October 6, 2005, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we could have, at our discretion, periodically sold to Cornell Capital Partners shares of common stock for a total purchase price of up to $15 million. Pursuant to the Standby Equity Distribution Agreement, Cornell Capital Partners was entitled to purchase shares of Sensor System's common stock at a total discount equal to 10%. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners would have paid us 95% of or a 5% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, Cornell Capital Partners would have retained 5% of each advance under the Standby Equity Distribution Agreement. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 1,471,429 shares of common stock. On December 23, 2005, the Company entered into a Termination Agreement with Cornell Capital Partners, pursuant to which the Standby Equity Distribution Agreement, as well as the related Registration Rights Agreement and the Placement Agent Agreement, were terminated.

      On October 6, 2005, we entered into a Securities Purchase Agreement pursuant to which we issued to Cornell Capital Partners convertible debentures in the aggregate principal amount of $600,000. The principal amount, plus accrued interest, was able to be convertible in whole or in part,, at Cornell Capital Partner's discretion, into our common stock at any time and from time to time before maturity at a fixed price of $0.245 per share, subject to certain limitations as provided therein. The convertible debentures had a term of a one-year, possessed registration rights, accrued interest at a rate equal to 10% per year, and were secured by Sensor System's assets. The Company repaid to Cornell Capital Partners a total amount of $610,000, representing principal amount and accrued interest, on December 23, 2005.

      On October 19, 2005, the Company issued 200,000 shares of Rule 144 stock to Duke Capital as a compensation for its consulting service in the merger transaction between ACSI and Spectre Industries, Inc.

      On October 19, 2005, the Company issued 725,778 shares of Rule 144 stock to Pei Jen Hsu for a warrant exercise and loan conversion exercised by Hsu in March 2005.

      On February 10, 2005, the Company issued 3,000,000 shares of S-8 stock as compensation to ex-directors, Ian Grant and Matthew Markin. 2,400,000 shares were treated as a stock dividend.

      On January 25, 2005, the Company issued 4,500,000 shares of Rule 144 stock to Quantum Economic Development, Inc., Frank Demille, Foxir Communications Inc, Ian Grant and Matthew Markin for their services in connection with the merger transaction pursuant to the merger agreement. 3,600,000 shares were treated as a stock dividend.

      On January 25, 2005, the Company issued 47,802,373 shares of Rule 144 stock for the warrant exercise of ACSI shareholders per its merger agreement with Spectre Industries, Inc.

      On May 24, 2004, the Company issued 2,584,896 shares of Rule 144 stock to the shareholders of ACSI Merger Agreement, dated March 13, 2004, between Spectre Industries, Inc., Spectre Merger Sub, Inc., Ian S. Grant and Advanced Custom Sensors, Inc.

      On April 5, 2004, the Company issued 13,334 shares Olof Hildebrand.

      On May 30, 2003, the Company issued 1,367 shares to Markus Hugelshofer.

      On November 15, 2002, the Company issued 667 shares to Margrit Oppliger.

      On September 24, 2002, the Company issues 67 shares to Andrew Yachnowitz.

      On August 26, 2002, the Company issued 3,334 shares to Ken Grant.

ITEM 27. EXHIBITS

Exhibits Required By Item 601 of Regulation S-B

      The exhibits listed below and designated as "provided herewith" (rather than incorporated by reference) follow the signature page to this Prospectus in sequential order.

DESIGNATION OF EXHIBIT AS
 SET FORTH IN ITEM 601 OF
      REGULATION S-B                          DESCRIPTION                                      LOCATION
-------------------------   -----------------------------------------------   ---------------------------------------------

2.1                         Merger   Agreement,   dated  March  13,   2004,   Incorporated  by  reference as Exhibit 2.1 to
                            between  Spectre   Industries,   Inc.,  Spectre   the  Current  Report  on Form  8-K  filed  on
                            Merger  Sub,  Inc.,  Ian S. Grant and  Advanced   June 9, 2004
                            Custom Sensors, Inc.

3.1                         Articles  of   Incorporation   of  Abercrombie,   Incorporated  by  reference as Exhibit 3.1 to
                            Inc., dated May 8, 1986                           the current Form 10-SB filed on May 8, 2000

3.2                         Amended Articles of  Incorporation,  dated June   Incorporated  by  reference as Exhibit 3.2 to
                            1, 1995                                           the current Form 10-SB filed on May 8, 2000

3.3                         Amended  Articles of  Incorporation  of Spectra   Incorporated  by  reference as Exhibit 3.3 to
                            Motor Cars Inc., dated October 5, 1997            the current Form 10-SB filed on May 8, 2000

3.4                         Bylaws of Abercrombie, Inc., dated May 16, 1986   Incorporated  by  reference as Exhibit 3.4 to
                                                                              the current Form 10-SB filed on May 8, 2000

5.1                         Legal  Opinion of  Burton,  Bartlett & Glogovac   To be filed by amendment
                            re: legality

10.1                        Joint Venture  Agreement,  dated as January 28,   Provided herewith
                            2005,  among  HX,  a  Chinese  Company,  Sensor
                            System  Solutions,  Inc.  and China  Automotive
                            Systems, Inc.

10.2                        Technology   Transfer   Contract,    dated   as   Provided herewith
                            January 28, 2005,  among HX, a Chinese Company,
                            Sensor   System   Solutions,   Inc.  and  China
                            Automotive Systems, Inc.

10.3                        Engagement  Agreement,  dated  August 10, 2005,   Incorporated  by reference as Exhibit 10.1 to
                            by and  between  Sensor  System  Solutions  and   the  Current  Report  on Form  8-K  filed  on
                            Trenwith Securities, LLC                          November 18, 2005

10.4                        Warrant,  dated as of December 27, 2005, issued   Incorporated  by reference as Exhibit 10.2 to
                            by Sensor  System  Solutions,  Inc. to Trenwith   the  Current  Report  on Form  8-K  filed  on
                            Securities, LP                                    February 3, 2006

DESIGNATION OF EXHIBIT AS
 SET FORTH IN ITEM 601 OF
      REGULATION S-B                          DESCRIPTION                                      LOCATION
-------------------------   -----------------------------------------------   ---------------------------------------------

10.5                        Securities  Purchase  Agreement,  dated  as  of   Incorporated  by reference as Exhibit 99.3 to
                            October 6, 2005,  by and  between  the  Company   the  Current  Report  on Form  8-K  filed  on
                            and Cornell Capital Partners, LP                  October 12, 2005

10.6                        Secured  Convertible  Debenture,  dated October   Incorporated  by reference  as Exhibit  99.10
                            6,  2005,  issued by Sensor  System  Solutions,   to the  Current  Report  on Form 8-K filed on
                            Inc. to Cornell Capital Partners, LP              October 12, 2005

10.7                        Security  Agreement,  dated  as of  October  6,   Incorporated  by reference as Exhibit 99.6 to
                            2005,  by and  between  the Company and Cornell   the  Current  Report  on Form  8-K  filed  on
                            Capital Partners, LP                              October 12, 2005
10.8                        Escrow Agreement,  dated as of October 6, 2005,
                            by  and  among  the  Company,  Cornell  Capital   Incorporated  by reference as Exhibit 99.5 to
                            Partners,  LP  and  David  Gonzalez,  Esq.,  as   the  Current  Report  on Form  8-K  filed  on
                            escrow agent                                      October 12, 2005

10.9                        Insider Pledge and Escrow  Agreement,  dated as
                            of October 6, 2005,  by and among the  Company,   Incorporated  by reference as Exhibit 99.7 to
                            Cornell   Capital   Partners,   LP  and   David   the  Current  Report  on Form  8-K  filed  on
                            Gonzalez, Esq., as escrow agent                   October 12, 2005

10.10                       Irrevocable Transfer Agent Instructions,  dated
                            as  of  October  6,  2005,  by  and  among  the   Incorporated  by reference as Exhibit 99.8 to
                            Company,  David  Gonzalez,  Esq. and  Worldwide   the  Current  Report  on Form  8-K  filed  on
                            Stock Transfer, LLC                               October 12, 2005

10.11                       Sensor System Solutions,  Inc.  Placement Agent   Incorporated  by reference as Exhibit 10.2 to
                            Agreement,  dated as of October 6, 2005, by and   the  Current  Report  on Form  8-K  filed  on
                            among Sensor System  Solutions,  Inc.,  Cornell   November 18, 2005
                            Capital  Partners,   LP  and  Monitor  Capital,
                            Inc., as placement agent

10.12                       Securities   Purchase  Agreement  dated  as  of   Incorporated  by reference as Exhibit 10.1 to
                            December 23, 2005, by and between Sensor System   the  Current  Report  on Form  8-K  filed  on
                            Solutions,  Inc. and Cornell Capital  Partners,   January 4, 2006
                            LP

10.13                       Investor  Registration  Rights  Agreement dated   Incorporated  by reference as Exhibit 10.2 to
                            as of December  23, 2005 by and between  Sensor   the  Current  Report  on Form  8-K  filed  on
                            System  Solutions,  Inc.  and  Cornell  Capital   January 4, 2006
                            Partners, LP

10.14                       Secured  Convertible   Debenture  dated  as  of   Incorporated  by reference as Exhibit 10.3 to
                            December  23, 2005,  issued to Cornell  Capital   the  Current  Report  on Form  8-K  filed  on
                            Partners, LP                                      January 4, 2006

10.15                       Security  Agreement  dated as of  December  23,   Incorporated  by reference as Exhibit 10.4 to
                            2005, by and between  Sensor System  Solutions,   the  Current  Report  on Form  8-K  filed  on
                            Inc. and Cornell Capital Partners, LP             January 4, 2006

DESIGNATION OF EXHIBIT AS
 SET FORTH IN ITEM 601 OF
      REGULATION S-B                          DESCRIPTION                                      LOCATION
-------------------------   -----------------------------------------------   ---------------------------------------------

10.16                       Warrant  dated as of  December  23, 2005 issued   Incorporated  by reference as Exhibit 10.5 to
                            to Cornell Capital Partners, LP                   the  Current  Report  on Form  8-K  filed  on
                                                                              January 4, 2006

10.17                       Insider  Pledge and Escrow  Agreement  dated as   Incorporated  by reference as Exhibit 10.6 to
                            of  December  23,  2005  among  Sensor   System   the  Current  Report  on Form  8-K  filed  on
                            Solutions,  Inc., Cornell Capital Partners,  LP   January 4, 2006
                            and David Gonzalez, Esq.

10.18                       Escrow  Agreement dated December 23, 2005 among   Incorporated  by reference as Exhibit 10.7 to
                            Sensor System Solutions,  Inc., Cornell Capital   the  Current  Report  on Form  8-K  filed  on
                            Partners, LP and David Gonzalez, Esq.             January 4, 2006

10.19                       Irrevocable  Transfer Agent  Instructions dated   Incorporated  by reference as Exhibit 10.8 to
                            as of December 23, 2005, by and between  Sensor   the  Current  Report  on Form  8-K  filed  on
                            System  Solutions,  Inc.  and  Cornell  Capital   January 4, 2006
                            Partners LP

10.20                       Termination  Agreement dated as of December 23,   Incorporated  by reference as Exhibit 10.9 to
                            2005, by and between  Sensor System  Solutions,   the  Current  Report  on Form  8-K  filed  on
                            Inc. and Cornell Capital Partners, LP             January 4, 2006

10.21                       Management of Foreign Joint Venture Contract      Provided herewith

14.01                       Code of Ethics, dated February 13, 2004           Incorporated  by  reference to as Exhibit 4.3
                                                                              to the Current Report on Form-10KSB  filed on
                                                                              April 30, 2004

23.1                        Consent of Weinberg & Company, P.A.               Provided herewith

23.2                        Consent of Burton, Bartlett & Glogovac            Included in Exhibit 5.1 (To be filed by
                                                                              amendment)


ITEM 28. UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the 1933 Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed information on the plan of distribution.

      (2) For determining liability under the 1933 Act, the Company will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) For determining liability of the undersigned small business issuer under the 1933 Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      Insofar as indemnification for liabilities arising under the 1933 Act, as amended, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, as amended, and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, as amended, and will be governed by the final adjudication of such issue.

                                SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on February 13, 2006.

                                             SENSOR SYSTEM SOLUTIONS, INC.

Date: February 13, 2006                      By: /s/ Michael Young
                                                --------------------------------
                                             Name:  Michael Young
                                             Title: Chief Executive Officer,
                                                    Acting Chief Financial
                                                    Officer and Principal
                                                    Accounting Officer

      In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


         /s/ Michael Young.                  Date:  February 13, 2006
---------------------------------------
Michael Young
Chief Executive Officer, Acting Chief
Financial Officer, Principal Accounting
Officer and Director

         /s/ Hanlin Chen...                  Date:  February 13, 2006
---------------------------------------
Hanlin Chen
Director